                                                                   EXHIBIT 10.24

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                          ___________________________

                              PURCHASE AGREEMENT

                          ___________________________

                                     among

                                 OPTEL, INC.,

                               PHONOSCOPE, LTD.,

                          PHONOSCOPE MANAGEMENT L.C.,

                                   LEE COOK,

                                  ALTON COOK

                                      and

                             LEE COOK FAMILY TRUST


                           Dated as of July 23, 1997

================================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
1.   SALE AND PURCHASE; PURCHASE PRICE; ADJUSTMENTS........................    1
     1.1  The Purchase.....................................................    1
     1.2  The Purchase Price...............................................    2
     1.3  Adjustments to the Purchase Price................................    2
     1.4  Resolution of Disputes...........................................    5

2.   PAYMENT OF PURCHASE PRICE; ESCROW ARRANGEMENTS........................    6
     2.1  Payment of Purchase Price........................................    6
     2.2  Good Faith Deposit; Second Deposit...............................    7
     2.3  General Escrow and Indemnity Escrow..............................    7
     2.4  Consent Escrow...................................................    8
     2.5  Network Separation Escrow........................................    9

3.   CLOSING; TERMINATION..................................................    9
     3.1  Date of Closing..................................................    9
     3.2  Closing..........................................................    9
     3.3  Termination......................................................   10

4.   CONDITIONS OF CLOSING.................................................   11
     4.1  Conditions to Each Party.........................................   11
     4.2  Buyer's Conditions to Closing....................................   12
          4.2.1     Opinions of Counsel to the Sellers.....................   12
          4.2.2     Representations and Warranties; Covenants..............   12
          4.2.3     Secretary's Certificates; Organization Documents.......   12
          4.2.4     Ownership of Shares....................................   13
          4.2.5     Proceedings............................................   13
          4.2.6     No Adverse Legislation.................................   13
          4.2.7     Changes................................................   13
          4.2.8     Resignations...........................................   13
          4.2.9     Approval and Consents..................................   13
          4.2.10    Other Agreements.......................................   14
          4.2.11    Bank Release...........................................   15
     4.3  Sellers' Conditions to Closing...................................   15
          4.3.1     Representations and Warranties; Covenants..............   15
          4.3.2     Secretary's Certificate................................   15
          4.3.3     Other Agreements.......................................   15

5.   EMPLOYEE MATTERS......................................................   16

6.   COVENANTS.............................................................. 17
     6.1   Maintain Existence and Obtain Approvals.......................... 17
     6.2   Access to Information............................................ 17
     6.3   Certain Payments................................................. 18
     6.4   Maintenance of Properties; Insurance; Books and Records;
           Compliance with Law; Relationships............................... 18
     6.5   Deliveries....................................................... 19
     6.6   Filings; Approvals............................................... 20
     6.7   Conduct of the Business.......................................... 20
     6.8   Right of First Offer/Negotiation................................. 22
     6.9   Network Separation; Common Strand Segments....................... 23
     6.10  Bulk Sales Compliance............................................ 24
     6.11  Assignment of Certain Rights..................................... 24
     6.12  Use of Name...................................................... 25
     6.13  Transfer Taxes................................................... 25
     6.14  Certain Tax Matters.............................................. 25
     6.15  Pole Attachment Rights........................................... 25
     6.16  Best Efforts..................................................... 26
     6.17  Transfer of Franchises, Permits, etc............................. 26

7.   REPRESENTATIONS AND WARRANTIES OF THE SELLERS.......................... 26
     7.1   Authority; Organization and Qualification; Capitalization........ 26
     7.2   Actions Pending.................................................. 28
     7.3   Outstanding Debt; Defaults....................................... 28
     7.4   Material Liabilities; Financial Statements....................... 28
     7.5   Assets........................................................... 29
     7.6   Taxes............................................................ 30
     7.7   No Conflicts..................................................... 30
     7.8   Broker's or Finder's Commissions................................. 31
     7.9   Applicable Environmental Regulations............................. 31
     7.10  Compliance with Other Laws....................................... 31
     7.11  ERISA; Labor Aggreements......................................... 31
     7.12  Possession of Franchises, Licenses, etc.......................... 31
     7.13  Intellectual Property............................................ 32
     7.14  Governmental Consents............................................ 32
     7.15  Insurance Coverage............................................... 33
     7.16  Disclosure....................................................... 33
     7.17  Subscribers, Rights of Entry..................................... 33
     7.18  Cable Systems.................................................... 34
     7.19  FCC Licenses..................................................... 34
     7.20  FCC Applications................................................. 35
     7.21  FCC Compliance................................................... 35
     7.22  Zoning, Aviation, etc. Compliance................................ 35

     7.23  Compliance with the Copyright Act............................. 35
     7.24  Must-Carry and Retransmission Consent......................... 36
     7.25  Petitions for Special Relief.................................. 36
     7.26  Conduct in the Ordinary Course................................ 36
     7.27  Solvency...................................................... 36
     7.28  Program Audits................................................ 37
     7.29  Effective Competition......................................... 37

8.   REPRESENTATIONS AND WARRANTIES OF BUYER............................. 37
     8.1   Organization.................................................. 37
     8.2   Authority..................................................... 37
     8.3   No Conflicts.................................................. 38
     8.4   Actions Pending............................................... 38
     8.5   Solvency...................................................... 38
     8.6   Broker's or Finder's Commissions.............................. 38

9.   DEFINITIONS......................................................... 38

10.  MISCELLANEOUS....................................................... 51

     10.1  Indemnification............................................... 51
     10.2  Indemnification Procedures, Determination of Damages,
               Limitations and Related Matters........................... 52
     10.3  Amendments.................................................... 54
     10.4  Survival of Representations and Warranties.................... 54
     10.5  Successors and Assigns........................................ 54
     10.6  Notices; Sellers' Representative.............................. 55
     10.7  Descriptive Headings.......................................... 56
     10.8  Governing Law................................................. 56
     10.9  Submission to Jurisdiction; Venue............................. 57
     10.10 Entire Agreement.............................................. 57
     10.11 Severability.................................................. 57
     10.12 Public Announcement........................................... 57
     10.13 Expenses...................................................... 57
     10.14 Confidentiality............................................... 58
     10.15 No Consequential Damages...................................... 58
     10.16 Counterparts.................................................. 59
     10.17 No Solicitation or Negotiation................................ 59
     10.18 Further Action................................................ 59

          PURCHASE AGREEMENT, dated as of July 23, 1997 (the "Agreement"), among OPTEL, INC., a Delaware corporation ("OpTel"), or OpTel's designee (which shall be a wholly-owned subsidiary of OpTel; OpTel and such designee being collectively referred to as "Buyer"), PHONOSCOPE, LTD., a Texas limited partnership ("Phonoscope"), PHONOSCOPE MANAGEMENT L.C., a Texas limited liability company (the "General Partner"), Lee Cook ("Cook"), Alton Cook and the LEE COOK FAMILY TRUST (the "Trust") (together with Cook, the "Stockholders"), (Phonoscope and the Stockholders, collectively the "Sellers").

                                R E C I T A L S:
                                - - - - - - - -

          Phonoscope Nevada, Inc. (wholly-owned by Cook) owns all of the issued and outstanding limited partnership interests of Phonoscope, and the General Partner, the sole manager of which is Cook, is the sole general partner of Phonoscope.

          The Stockholders in the aggregate own, free and clear of all Liens, 100,000 issued and outstanding shares of common stock, par value $0.10 per share (the "Entertainment Shares"), of Phonoscope Entertainment, Inc. ("Entertainment"), 100 issued and outstanding shares of common stock, par value $1.00 per share (the "Bay Area Shares"), of Bay Area Cable Television, Inc. ("Bay Area"), and 100,000 issued and outstanding shares of common stock, par value $0.10 per share (the "Village Shares", and together with the Entertainment Shares and the Bay Area Shares, the "Shares"), of Phonoscope Village Cable, Inc. ("Village", and together with Entertainment and Bay Area, the "Companies").

          Phonoscope owns, or holds for use in the Business, the Purchased
Assets.

          The Sellers desire to sell to Buyer, and Buyer desires to purchase from the Sellers, all of the Sellers' interest in the Business, consisting of the Shares and the Purchased Assets, upon the terms and subject to the conditions set forth herein.

          In consideration of the recitals and the mutual agreements and covenants hereinafter set forth, Buyer and the Sellers hereby agree as follows:

     1.   SALE AND PURCHASE; PURCHASE PRICE; ADJUSTMENTS.
          ----------------------------------------------

          1.1  The Purchase.  Upon the terms, and subject to the conditions of
               ------------
this Agreement, and in reliance upon the representations and warranties contained herein, at the Closing,

               (a) the Stockholders shall sell to Buyer, and Buyer shall purchase from the Stockholders, all of the Shares; and

               (b) Phonoscope shall sell, convey, transfer, assign and deliver to Buyer and Buyer shall purchase from Phonoscope all of Phonoscope's right, title and interest in and to the Purchased Assets.

          1.2  The Purchase Price.  (a) The purchase price for the Shares and
               ------------------
the Purchased Assets (the "Purchase Price") shall be $35,300,000, plus assumption (as of the Closing) of the Assumed Liabilities, as provided in
Section 1.2(b), subject to the adjustments set forth in Section 1.3. The Purchase Price shall be payable as provided in Section 2.1.

               (b) As of the Closing, Buyer shall assume and thereafter pay, perform and discharge when due, only those Liabilities of Phonoscope that become due or are to be performed from and after the Closing (and without regard to any default of Phonoscope existing, or obligations of Phonoscope accrued, as of the Closing) that are set forth in Schedule 1.2(b) (the "Assumed Liabilities"). The Assumed Liabilities specifically exclude all past due amounts and all other payments (including, without limitation, any amounts payable as a result of a breach) with respect to any agreement or license described in such Schedule arising from any action or omission prior to the Closing. Phonoscope shall retain, and shall be responsible for paying, performing and discharging when due, and Buyer shall not assume or have any responsibility for, any and all Liabilities of Phonoscope or any of the other Sellers, including, without limitation, any Indemnified Taxes, other than the Assumed Liabilities (the "Excluded Liabilities").

          1.3  Adjustments to the Purchase Price.  The Purchase Price shall be
               ---------------------------------
subject to the following adjustments:

               (a)  Adjustments Relating to Liabilities.  Two Business Days
                    -----------------------------------
prior to the Closing, the Sellers shall deliver to Buyer a statement signed by the chief executive officers of Phonoscope and each of the Companies (the "Closing Statement") certifying (i) such persons' best good faith estimate as of the Closing Date of (x) the amounts of all Liabilities of the Companies, and (y) the amounts of all Assumed Liabilities, (ii) the amount of all prepaid expenses of Phonoscope and the Companies of the types described on Schedule 1.3(a) (the "Prepaids"), and (iii) all bona fide accounts receivable payable to Phonoscope
                           ---- ----
and the Companies in the ordinary course which are not past due other than such receivables that relate to services to be performed or rendered on or after the Closing Date (the "ARs"). The estimates of Liabilities of the Companies and Assumed Liabilities shall be based upon, and prepared in accordance with, GAAP for all Liabilities that would be reflected on a balance sheet of the Business prepared in accordance with GAAP, and for all other Liabilities, based upon a good faith estimate of the present value of such Liabilities. The amounts of Prepaids and ARs shall be prepared and computed in accordance with GAAP. The Purchase Price payable to the Sellers on the Closing Date, except as set forth below, shall be decreased by an amount equal to the sum of all Liabilities of the Companies and the Assumed Liabilities (as computed in accordance with clause
(i)) as set forth on the Closing Statement less the sum of the Prepaids and ARs. If such amount is a negative number, the Purchase Price shall be increased by the absolute value of such number. At the Closing, Buyer shall have the right to direct the Sellers to use the proceeds received by the Sellers from Buyer to satisfy the types of liabilities set forth in Schedule 1.3(a) (x) rather than have such Liability included in the computation described in this Section 1.3(a). In such event, the Sellers shall cause such Liability to be satisfied by a payment in cash or check from the proceeds received by the Sellers and for all material liabilities so satisfied, Sellers shall provide to Buyer evidence of payment by cash or check reasonably satisfactory to Buyer, of such Liability from the creditor of such Liability. In the case of any outstanding indebtedness of Phonoscope and any of the Companies to their primary senior lender (the "Primary Lender"), at the Closing Buyer shall pay all amounts of such indebtedness directly to the Primary Lender on behalf of Phonoscope and the Companies, and such amount paid shall be credited as paid to the Sellers as part of the Purchase Price (and in such case such indebtedness shall not be deemed to be a

Liability for purposes of the computation described in this Section 1.3 (a)).

               (b)  MDU Adjustments.  Schedule 1.3(b) (i) sets forth a list of
                    ---------------
the standard labor and materials costs ("Standard Costs") to be used by Buyer and the Sellers to estimate the cost of wiring and other upgrades required to enable each MDU property (other than the properties listed in Schedule 1.3(b)
(ii)) to meet the "550 MHz Performance Standard" described in Schedule 1.3(b)
(i) (the "Upgrade") and Schedule 1.3(b) (iii) sets forth a list of all MDU locations relating to the Business as of the date hereof. Between the date hereof and five Business Days prior to the Closing Date, Buyer and the Sellers shall cooperate, pursuant to the costing procedures described in Schedule 1.3(b)
(i), to estimate the costs of the Upgrade for the 100 MDU locations indicated on
Schedule 1.3(b) (iv) by an asterisk to be "costed" (the "Costed Locations"), based upon the Standard Costs. The aggregate cost so estimated shall be divided by the number of units in the Costed Locations to determine the "Per Unit Adjustment." The Purchase Price shall be reduced by an amount equal to the Per Unit Adjustment multiplied by the total number of all MDU locations relating to the Business (other than the locations listed in Schedule 1.3(b) (ii)).

               (c)  Subscriber Adjustments.  (i)  The Closing Statement shall
                    ----------------------
also certify the number of EBUs as of three Business Days prior to the Closing Date for all the systems of Phonoscope and the Companies used or held for use in the Business. If there are less than an aggregate of 23,200 of such EBUs at the Closing, the Purchase Price payable to the Sellers at Closing shall be decreased by an amount equal to the product of (A) $1,522 multiplied by (B) the difference between the aggregate number of EBUs and 23,200. If there are more than an aggregate of 23,200 of such EBU's at the Closing, the Purchase Price payable to the Sellers at Closing shall be increased by an amount equal to the product of
(A) $1,522 multiplied by (B) the difference between the aggregate number of EBU's and 23,200, provided, that the maximum increase in the Purchase Price
                  --------
pursuant to this Section 1.3(c) shall be no more than $1,522,000.

         (ii)  If (x) there is a Purchase Price adjustment pursuant to Section
                   -
1.3(c) (i), and (y) subscribers and revenue relating to properties served by
                 -
Phonoscope and the Companies have been excluded from the definition of EBUs (pursuant to clause (f) of such definition) because such properties had previously received cable services from Buyer or its Affiliates ("Excluded Properties"), then the Purchase Price payable to the Sellers shall be increased by an amount equal to Phonoscope's and the Companies' reasonable, direct out-of-pocket costs (including sales commissions paid to employees and outside sales persons and the fees of outside legal counsel, but excluding overhead, administration costs and profit) of obtaining Rights of Entry ("Direct Right of Entry Costs") to Excluded Properties up to a number of Excluded Properties that, had such properties been included in the definition of EBUs, there would not have been any Purchase Price adjustment pursuant to Section 1.3(c) (i), provided, that such adjustment shall
                                           --------
be made only to the extent such expenses are reasonably documented and such documentation is delivered to Buyer not less than two Business Days prior to the Closing.

        (iii)  If (x) as of the EBU Evaluation Date there are subscribers and
                   -
revenue relating to properties served by Buyer (or its Affiliates) that were (pursuant to clause (g) of the definition of EBUs) deemed to be those of Phonoscope and the Companies ("Duplicate Properties"), and (y) had the subscribers and revenue relating to such Duplicate Properties been excluded from the definition of EBUs the adjustment calculated pursuant to Section 1.3(c) (i) would have been different than as actually calculated pursuant to such section, then the amount of the Purchase Price payable to the Sellers shall be decreased by an amount equal to Buyer's and its Affiliates' Direct Right of Entry Costs relating to such Duplicate Properties, up to a number of Duplicate Properties that, had such properties been excluded from the definition of EBUs, there would have been a Purchase Price adjustment pursuant to Section 1.3(c) (i), provided,
                                                                      --------
that such adjustment shall be made only to the extent such expenses are reasonably documented and such documentation is delivered to the Sellers not less than one Business Day prior to the Closing.

               (d)  MDUs Under Contract. Two Business Days prior to the Closing
                    -------------------
Date, the Sellers shall deliver to Buyer a list of all agreements by Phonoscope to serve MDU locations and single family residential areas whose units are not included in the definition of EBU because such locations are under development or contract for development and, as a result, are not at such time receiving service and do not have any EBU's associated with them. At the Closing, Buyer may elect to acquire any or all of such agreements by paying, as an addition to the Purchase Price, an amount equal to Phonoscope's actual out-of-pocket costs (as set forth in reasonable detail on such list) with respect to obtaining such agreements and assuming any liabilities under such agreements from and after the Closing Date, provided that
                                                                   --------
such liabilities shall be excluded from the definition of Liabilities for purposes of Section 1.3(a). If Buyer does not elect to acquire any such agreement, Phonoscope shall retain it and, notwithstanding anything in this Agreement to the contrary, it shall be excluded from the definition of Purchased Assets and Phonoscope's retention of such agreement and service to such customers thereunder shall not be deemed to violate the Non-Competition Agreement.

          1.4  Resolution of Disputes.  The Closing Statement delivered by the
               ----------------------
Sellers shall be final, binding and conclusive on the parties unless Buyer submits to the Sellers a written notice of any dispute (setting forth in reasonable detail the basis for such dispute) within 90 days after the Closing. If Buyer delivers a timely notice of dispute, the Sellers' Accountants and the Buyer's Accountants shall confer to determine the nature and scope of any disagreement among the parties and shall submit such issues to the parties for resolution. If Buyer and the Sellers are unable to reach a resolution within 30 days after the receipt by the Sellers of Buyer's written notice of dispute, then Buyer may exercise any and all rights under this Agreement or otherwise available to it to resolve such dispute, including, but not limited to, making a claim for indemnification under Section 10.1. Within five days after the final resolution of all disputes relating to the Closing Statement, Buyer and the Sellers shall readjust the Purchase Price in the same manner as provided in
Section 1.3. If the payments at Closing by Buyer were greater than the amount that should have been paid as finally determined by this Section 1.4, the Sellers shall immediately refund such amount (less any amount that may have been paid to Buyer from the General and Indemnity Escrow relating to such dispute) to Buyer, together with interest on such amount from the Closing Date to the date of such payment at the rate of ten percent per annum, in cash, by wire transfer of immediately available funds to an account specified by Buyer or by certified check. If the payments at Closing by Buyer were less than the amount that should have been paid as finally determined by this Section 1.4, Buyer shall immediately pay such amount to the Sellers, together with interest on such amount from the Closing

Date to the date of such payment at the rate of ten percent per annum, in cash, by wire transfer of immediately available funds to an account specified by the Sellers or by certified check.

          1.5  Recent Subscriber Adjustments.  Immediately prior to the Closing,
               -----------------------------
the Sellers shall deliver to Buyer a schedule of Basic Subscribers that were included in the EBU calculation set forth in the Closing Statement, but which, as of the Closing Date, had not been Basic Subscribers for longer than 30 continuous days ("Recent Subscribers") together with a list of all customers that ceased to be Basic Subscribers of the Business during the 120 day period prior to the Closing Date ("Ex-Subscribers"). Within 60 days following the Closing Date, Buyer shall deliver to the Sellers a schedule (the "Buyer's Subscriber Schedule") setting forth all Recent Subscribers (whether or not set forth on the schedule delivered by the Sellers) that failed to remain as Basic Subscribers of the Business as of 30 days following the Closing Date ("Excludable Recent Subscribers") together with a list of Ex-Subscribers which again became Basic Subscribers during the 30 days following the Closing Date ("Return Subscribers"). The Sellers shall pay to Buyer (or Buyer shall pay to the Sellers, if such number is a negative number) as promptly as practicable after delivery of the Buyer's Subscriber Schedule, by wire transfer of immediately available funds to an account specified by Buyer or the Sellers, as the case may be, as an adjustment to the Purchase Price, an amount equal to (a) $1,522 multiplied by (b) (i) the number of Return Subscribers, minus (ii) the number of Excludable Recent Subscribers. The obligation of the Sellers under this Section 1.5 shall be joint and several.

     2.   PAYMENT OF PURCHASE PRICE; ESCROW ARRANGEMENTS.
          ----------------------------------------------

               2.1  Payment of Purchase Price.  (a)  At the Closing, Buyer shall
                    -------------------------
pay to the Sellers the Purchase Price (as adjusted to reflect the adjustments specified in Section 1.3) (but subject to post-Closing adjustment in the event of a dispute as to the Closing Statement, as provided in Section 1.4), less the amount of the Good Faith Deposit, the Second Deposit, the General Escrow Amount, the Indemnity Escrow Amount, the Network Separation Escrow Amount, and the Consent Escrow Amount and the Sellers shall retain the Good Faith Deposit and shall be entitled to the full amount of the Second Deposit at the time of the Closing, each of which shall be credited against the Purchase

Price. The parties hereto acknowledge that the Second Deposit is being held in escrow by Compass Bank and shall be disbursed only in accordance with an escrow agreement, dated the date hereof, among the Sellers, Buyer and Compass Bank (the "Second Deposit Escrow Agreement"), this Section 2.1(a) or, if this Agreement is terminated prior to Closing, Section 3.3.

               (b) Payments pursuant to this Section 2.1 shall be made by a single wire transfer of immediately available funds to an account designated by the Sellers at least five Business Days prior to the Closing Date. Each party hereto agrees and confirms that there shall be no specific allocation of the Purchase Price in this Agreement among the Entertainment Shares, the Bay Area Shares, the Village Shares and the Purchased Assets. The Sellers shall be solely responsible for allocating and distributing amounts of the Purchase Price among themselves and for allocating among themselves any adjustment to (or amounts withheld from) the Purchase Price pursuant to this Agreement or any amounts released to the Sellers from any escrow agreement contemplated by this Agreement, and each Seller hereby agrees that Buyer's sole responsibility for payment of the Purchase Price shall be to wire such funds to such account as provided in this Section 2.1(b). Each of the Sellers hereby irrevocably waives any rights it may have against Buyer relating to the allocation of the Purchase Price (whether among the Sellers or among the Entertainment Shares, the Bay Area Shares, the Village Shares and the Purchased Assets) or the distribution thereof (other than as provided in this Section 2.1(b)) and shall indemnify, defend and hold harmless Buyer from and against any Losses that Buyer may suffer arising from claims by any of the Sellers (or any Person as assignee, heir, devisee, transferee or otherwise making a claim by, through or on behalf of any of the Sellers or any such assignee, heir, devisee or transferee) resulting from such allocation or the distribution of the Purchase Price among the Sellers.

          2.2  Good Faith Deposit; Second Deposit.  The Sellers hereby
               ----------------------------------
acknowledge Buyer has (a) paid to the Sellers $125,000 in cash as a non-
                       -
refundable deposit, creditable against the Purchase Price as provided in Section
2.1 (the "Good Faith Deposit") and (b) concurrently with the execution of this Agreement, deposited with Compass Bank a deposit of $875,000 in cash, which shall be held in escrow, in accordance with the Second Deposit Escrow Agreement (the aggregate amount of all cash held in escrow by

Compass Bank, including all interest and income earned thereon, is herein referred to as the "Second Deposit").

          2.3  General Escrow and Indemnity Escrow.  (a)  At the Closing, Buyer
               -----------------------------------
and the Sellers shall execute and deliver an escrow agreement substantially in the form of Exhibit A hereto (the "General and Indemnity Escrow Agreement") under which a Person mutually satisfactory to Buyer and the Sellers shall act as escrow agent (the "General and Indemnity Escrow Agent") with respect to two separate escrow funds. Buyer shall deposit with the Indemnity Escrow Agent $1,000,000 (the "General Escrow Amount") and $2,000,000 (the "Indemnity Escrow Amount"), each of which shall be withheld from the Purchase Price payable to the Sellers at the Closing as provided in Section 2.1.

               (b) Subject to the provisions of this Section 2.3 and the General and Indemnity Escrow Agreement, the General Escrow Amount shall be paid to the Sellers as follows: (i) one-half of the General Escrow Amount less the amount of all asserted claims for indemnification under Section 10.1 as of such date shall be paid to the Sellers on the 90th day after the Closing Date and
(ii) the balance of all amounts remaining of the General Escrow Amount (after making the payments in accordance with clause (i)) less the amount of all asserted claims for indemnification under Section 10.1 as of such date shall be paid to the Sellers on the 180th day after the Closing Date.

               (c) Subject to the provisions of this Section 2.3 and the General and Indemnity Escrow Agreement, the Indemnity Escrow Amount shall be paid to the Sellers as follows: (i) one-half of the Indemnity Escrow Amount less the amount of all asserted claims for indemnification under Section 10.1 arising out of or relating to claims by Persons other than the parties hereto ("Third Party Claims") shall be paid to the Sellers on the 270th day after the Closing Date and (ii) the balance of all-amounts remaining to the Indemnity Escrow Amount (after making the payments in accordance with clause (i)) less the amount of all asserted claims for indemnification under Section 10.1 arising out of or relating to Third Party Claims as of such date shall be paid to the Sellers on the 540th day after the Closing Date.

               (d) Without limiting any other remedies under this Agreement or otherwise available to Buyer, both the General

Escrow Amount and the Indemnity Escrow Amount shall be available to satisfy claims for indemnification under Section 10.1 arising out of or relating to Third Party Claims, but the Indemnity Escrow Amount shall not be available to satisfy other claims for indemnification under Section 10.1.

               (e) After the final resolution of all claims against the Sellers for indemnification pursuant to Section 10.1, all unclaimed portions of the General Escrow Amount and the Indemnity Escrow Amount shall be released promptly to the Sellers pursuant to the terms of the Indemnity Escrow Agreement.

          2.4  Consent Escrow.  (a)  At the Closing, Buyer and the Sellers shall
               --------------
execute and deliver an escrow agreement substantially in the form of Exhibit B hereto (the "Consent Escrow Agreement") under which a Person mutually satisfactory to Buyer and the Sellers shall act as escrow agent (the "Consent Escrow Agent"). Buyer shall deposit with the Consent Escrow Agent an amount equal to the amount described in Section 4.2.9, if any (the "Consent Escrow Amount") which shall be withheld from the Purchase Price payable to the Sellers at the Closing as provided in Section 2.1.

               (b) Subject to the provisions of this Section 2.4 and the Consent Escrow Agreement, the Consent Escrow Amount shall be paid to the Sellers from time to time as Required Consents are obtained by the Sellers in amounts proportionate to the number of EBUs at the Closing Date that relate to such consents obtained, provided, that 180 days after the Closing Date, all remaining
                   --------
amounts of the Consent Escrow Amount shall be released to Buyer and all agreements to service EBUs for which consents have not been received shall remain owned by the Sellers. From and after the Closing, Buyer and the Sellers shall enter into such mutually satisfactory arrangements necessary so that the Sellers will be in a position to service EBUs for which consents have not yet been received.

          2.5  Network Separation Escrow.  (a)  At the Closing, Buyer and the
               -------------------------
Sellers shall execute and deliver an escrow agreement substantially in the form of Exhibit C hereto (the "Network Separation Escrow Agreement") under which a Person mutually satisfactory to Buyer and the Sellers shall act as escrow agent (the "Network Separation Escrow"). Buyer shall deposit with the Network Separation Escrow Agent $500,000 (the

"Network Separation Amount") which shall be withheld from the Purchase Price payable to the Sellers at the Closing pursuant to Section 2.1.

          (b) Subject to the provisions of this Section 2.5 and the Network Separation Escrow Agreement, the Network Separation Amount shall be released 20 Business Days after delivery to Buyer of a certificate, executed by the Sellers and the Sellers' engineer, certifying that such separation is complete, provided
                                                                        --------
that Buyer has not objected to the accuracy of such certificate by delivery of a written notice to that effect within such 20 Business Day period (in which case the parties hereto shall consult in good faith to resolve any disagreement among them and upon such resolution, the Network Separation Amount shall be released to the Sellers), provided, further, that if the Network Separation is not
                 -----------------
completed by the first anniversary of the Closing Date, the Network Separation Amount shall be released to Buyer, and the Sellers shall be released from any further obligation to perform the Network Separation described in Section 6.9.

     3.   CLOSING; TERMINATION.
          --------------------

          3.1  Date of Closing.  Subject to the terms and conditions of this
               ---------------
Agreement, the sale and purchase of the Shares and the Purchased Assets contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of Barlow, Todd, Jordan & Oliver, LLP, 17225 El Camino Real, Suite 400, Houston, Texas 77058 (or at such other place as the parties may agree in writing) at 10:00 A.M. Houston time on September 30, 1997, or, if earlier, on a date mutually designated by the Sellers and Buyer, but in no event later than five Business Days after the date when each of the conditions specified in Article 4 has been fulfilled (or waived by the party entitled to waive that condition). (The date on which the Closing is held is referred to herein as the "Closing Date".)

          3.2  Closing.  (a)  At the Closing the following shall occur
               -------
simultaneously, and none shall be deemed to occur without the occurrence of all of the others:

               (i) Phonoscope shall deliver to Buyer bills of sale, assignments, endorsements, releases and such other documents and instruments (collectively,

          "Transfer Documentation") as may be necessary or appropriate to convey and vest in Buyer, good and marketable title in and to the Purchased Assets that are tangible assets, and all of Phonoscope's right, title and interest to the Purchased Assets that are intangible assets, free and clear of all Liens other than Permitted Liens;

               (ii) the Stockholders shall deliver to Buyer, free and clear of all Liens, certificates representing the Shares, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly endorsed in blank, and bearing or accompanied by all requisite stock transfer stamps;

               (iii) Buyer shall deliver to Phonoscope an assumption agreement and such other documents and instruments as may be necessary or appropriate for Buyer to assume the Assumed Liabilities;

               (iv) Buyer shall deliver the Purchase Price in the manner set forth in Section 2.

               (b) From time to time, pursuant to the reasonable request of Buyer delivered to the Sellers after the Closing Date, the Sellers, at the Sellers' reasonable expense and without any further consideration, will execute and deliver to Buyer such instruments and documents of conveyance and transfer, and do and cause to be done such acts or things, as Buyer may reasonably request at reasonable expense in order to more effectively sell, convey, transfer and assign to Buyer, or to perfect or record Buyer's interest in or title to, or to enable Buyer to use, any and all of the Purchased Assets, or otherwise to carry out the purposes and intent of this Agreement. From and after the Closing, each of Buyer and Phonoscope shall have the right and authority to endorse the other's name on any check or other instrument received by it on account of any accounts receivable title to which such party shall have after the Closing pursuant to this Agreement. Phonoscope shall deliver promptly any and all payments of accounts receivable of Phonoscope included in the Purchased Assets received by Phonoscope after the Closing Date to Buyer, and Buyer shall deliver promptly any and all payments of accounts receivable of Phonoscope not included in the Purchased Assets received by it after the Closing Date to Phonoscope.

          3.3  Termination.  (a)  This Agreement may be terminated at any time
               -----------
prior to the Closing:

               (i)   by written agreement executed by the Sellers and Buyer;

               (ii)  by Buyer or the Sellers if the Closing has not occurred on or before September 30, 1997, provided that the non-occurrence of the
                                        --------
          Closing is not attributable to a breach of the terms hereof by the party seeking termination; or

               (iii) by Buyer or the Sellers if it has become impossible for any condition to the terminating party's obligation to close under this Agreement to be satisfied, provided that such condition has become
                                     --------
          impossible of satisfaction other than as a result of the failure of such party to perform its obligations under this Agreement.

               (b) Upon any termination of this Agreement other than solely as a result of Buyer's failure to perform its obligations hereunder, pursuant to the Second Deposit Escrow Agreement the Second Deposit shall be delivered immediately to Buyer. If this Agreement is terminated solely as a result of Buyer's failure to perform its obligations hereunder, notwithstanding any other provision of this Agreement the Sellers' sole remedy under this Agreement shall be to retain the Good Faith Deposit and be paid the Second Deposit as liquidated damages. Upon any termination of this Agreement pursuant to Section 3.3(a), this Agreement shall become void and have no effect, without any liability on the part of any party hereto or its directors, officers or stockholders in respect of this Agreement, except (i) the provisions of Sections 2.2, 3.3, 10.1, 10.2,
                           -
10.3 10.5, 10.6, 10.8, 10.9, 10.11, 10.15, 10.16 and Article 9, shall survive such termination, and (ii) that nothing herein shall limit the right of Buyer to
                       --
seek damages from the Sellers for breach of this Agreement (subject to the provisions of Section 10.15).

     4.   CONDITIONS OF CLOSING.
          ---------------------

          4.1  Conditions to Each Party.  The obligations of each party to
               ------------------------
consummate the transactions contemplated by this Agreement at the Closing shall be subject to the satisfaction, at or prior to the Closing, of the following conditions:

               (a) All notifications required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), to carry out the transactions contemplated by this Agreement shall have been made, and the applicable waiting period and any extensions thereof shall have expired or been terminated, without the imposition of any material burden or condition on any party hereto.

               (b) No order of any Governmental Body (including a court order) shall have been entered that enjoins, restrains or prohibits consummation of the transactions contemplated by this Agreement, or puts in doubt the validity of this Agreement of any document contemplated herein in any material respect. No proceeding before any Governmental Body shall be pending or threatened that (i) restrains, prohibits, prevents or materially changes, or presents a substantial possibility of restraining, prohibiting, preventing or materially changing, the terms of the transactions contemplated by this Agreement or (ii) presents a substantial possibility of resulting in material Losses to any party hereto or to the Companies in each case arising from the transactions contemplated by this Agreement.

               (c) The parties have completed the MDU costing process on the 100 MDU locations pursuant to Section 1.3(b).

          4.2  Buyer's Conditions to Closing.  The obligation of Buyer to
               -----------------------------
consummate the transactions contemplated by this Agreement at the Closing shall be subject to the satisfaction; at or prior to the Closing, of the following conditions:

               4.2.1  Opinions of Counsel to the Sellers. Buyer shall have
                      ----------------------------------
received from Barlow, Todd, Jordan & Oliver, LLP a legal opinion addressed to Buyer and dated the Closing Date, the material provisions of which are set forth on Exhibit D.

               4.2.2   Representations and Warranties; Covenants. The
                       -----------------------------------------
representations and warranties contained in Section 7 shall be true and correct in all material respects when made and as of the Closing Date; each of the Sellers shall have duly performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to the Closing Date; and each of the Sellers shall have delivered to Buyer an Officer's Certificate, dated the Closing Date to the foregoing effect. The Closing Statement shall be true, correct and complete in all respects.

               4.2.3  Secretary's Certificates; Organization Documents.  (a)
                      ------------------------------------------------
Buyer shall have received a certificate, dated the Closing Date, of the Secretary of Phonoscope to which are attached resolutions of the Managers of Phonoscope Management and all partnership proceedings of Phonoscope authorizing the execution and delivery of this Agreement by Phonoscope, the agreements and instruments contemplated herein, and the consummation of the transactions contemplated hereby. Such Secretary's certificate shall also certify the names and offices of the officers of Phonoscope and Phonoscope Management authorized to execute this Agreement and the other documents to be delivered hereunder on behalf of Phonoscope.

               (b) Buyer shall have received certificates, dated the Closing Date, of the Secretary of each of the Companies to which are attached (i) true and complete copies of the articles of incorporation of each of the Companies, as then amended and in force, (ii) true and complete copies of the bylaws of each of the Companies, as then in force, (iii) certificates of good standing, dated within five Business Days of Closing, of the secretary of state of the state of organization for each of the Companies, and (iv) true and complete original versions of the minutes books of each of the Companies relating to meetings of the boards of directors, any committee thereof and the stockholders of the Companies and of the stock registers of the Companies.

               4.2.4  Ownership of Shares.  On the Closing Date the Sellers
                      -------------------
shall own all of the Shares free and clear of all Liens subject only to the Liens of the Primary Lender, which Liens shall be released at the Closing as provided in Sections 1.3(a) and 4.2.11.

               4.2.5  Proceedings.  All required corporate and other
                      -----------
proceedings taken or required to be taken in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to Buyer and its counsel, and Buyer and its counsel shall have received all such counterpart originals or certified or other copies of such documents as each of them may reasonably request.

               4.2.6  No Adverse Legislation.  No legislation, order, rule,
                      ----------------------
ruling or regulation shall have been enacted, promulgated or made by or on behalf of any Governmental Body nor shall any decision of any court of competent jurisdiction within the United States have been rendered which, in Buyer's reasonable judgment, could materially and adversely affect (a) the validity or enforceability of this Agreement or any of the transactions contemplated hereby or (b) the Shares, the Purchased Assets or the Business or Buyer's rights thereto or use thereof.

               4.2.7  Changes.  From the date hereof to and including the
                      -------
Closing Date, there shall not have been any changes in or effects on the Business, the Purchased Assets or the Companies, any of which could, individually or in the aggregate, have a Material Adverse Effect on the Business or any of the Companies, nor shall there have been any development or discovery or any material contingency or other Liability which could have such effect.

               4.2.8  Resignations.  Buyer shall have received the resignations,
                      ------------
effective as of the Closing, of such of the directors and officers of the Companies as shall be requested by Buyer.

               4.2.9  Approval and Consents.  (a)  Each of the Sellers and Buyer
                      ---------------------
shall have duly received all authorizations, consents, approvals, licenses, franchises, permits and certificates by or of all federal, state and local governmental authorities and of all third Persons which (i) are reasonably necessary for the execution and delivery of this Agreement or (ii) the failure of which to obtain would be reasonably likely to materially interfere with Buyer's (or any of the Companies') use and enjoyment of any of the Purchased Assets or ability to service the customers included in the EBU's to be acquired directly or indirectly by Buyer or would otherwise materially and adversely affect the Business or the consummation of the transactions contemplated hereby (the "Required Consents"), and all Required Consents shall be in full force and effect at the time of the Closing. Without limiting the foregoing, SWB Communications Inc. ("SWB"), Houston Light and Power Inc. ("HLP") and each other owner of poles from which Phonoscope or one of the Companies has pole attachment rights (together with SWB and HLP, the "Pole Owners") each shall have granted to Buyer or its affiliates pole attachment rights on all poles used or held for use by Phonoscope or the Companies related to the Business and upon terms and conditions as a whole no less favorable than those relating to pole attachment rights of Phonoscope and the Companies with Pole Owners on the date hereof. Buyer shall have received such certificates or other evidence as Buyer may reasonably request to establish compliance with these conditions. Notwithstanding the aforesaid, with respect to consents from property owners, franchisors and licensors, this condition shall be deemed satisfied if the aggregate of the EBU's of the properties and residences for which such consents are received equals or exceeds 95% of the aggregate EBU's of all properties or residences in the Business, provided that (i) a portion of the Purchase Price
                            --------       -
equal to $1,522.00 times the number of EBU's affected by the Consents that have not been obtained shall be paid into the Consent Escrow, as provided in Section
2.4 and shall be released pursuant to such Section, and (ii) after the Closing
                                                         --
each of the Sellers shall use its best efforts to obtain such consents as promptly as practicable.

          (b) Buyer shall have received the evidence of payment by cash or check of Liabilities described in Section 1.3(a) with funds received from Buyer from Buyer's payment of the Purchase Price.

          (c) Buyer shall have received written consents from each external accountant of Phonoscope and the Companies permitting access to the financial statements and work papers, and the right to use such financial statements, work papers and the information contained therein, in each case in the manner described in Section 6.5(a)

               4.2.10  Other Agreements.  Each party other than Buyer shall have
                       ----------------
duly executed and delivered each of the documents and instruments described in
Section 3.2 to be executed and delivered by it and each of the following agreements:

                       (a)  the Second Deposit Escrow Agreement;

                       (b)  the General and Indemnity Escrow Agreement;

                       (c) the Consent Escrow Agreement (if required by Section 2.4);

                       (d)  the Network Separation Escrow Agreement;

                       (e)  the Sublease;

                       (f)  the Services and Cooperation Agreement; and

                       (g)  the Non-Competition Agreement.

               4.2.11  Bank Release.   Buyer shall have received a release, in
                       ------------
form and substance reasonably satisfactory to it, from the Primary Lender, releasing upon consummation of the transactions contemplated to occur at the Closing all Liens on any of the Purchased Assets or any assets of the Companies and the Primary Lender, the Sellers and the Companies shall have executed and delivered to Buyer all financing statements and other documents necessary to release all such Liens in form and substance reasonably satisfactory to Buyer.

               4.2.12  Condition of Physical Assets.  Buyer shall be reasonably
                       ----------------------------
satisfied with the condition of all the physical assets that are part of the Purchased Assets or Assets of the Companies.

          4.3  Sellers' Conditions to Closing.  The obligation of the Sellers to
               ------------------------------
consummate the transactions contemplated by this Agreement at the Closing shall be subject to the satisfaction at or prior to the Closing, of the following conditions:

               4.3.1   Representations and Warranties; Covenants. The
                       -----------------------------------------
representations and warranties contained in Section 8 shall be true and correct in all material respects when made and as of the Closing Date; Buyer shall have duly performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to the Closing Date; and Buyer shall have delivered to the Sellers an Officer's Certificate, dated the Closing Date, to the foregoing effect.

               4.3.2   Secretary's Certificate. The Sellers shall have received
                       -----------------------
a certificate, dated the Closing Date, of the Secretary of Buyer to which are attached resolutions of the board of directors of Buyer authorizing the execution and delivery of this Agreement, the agreements and documents contemplated herein and the consummation of the transactions contemplated hereby. Such Secretary's certificates shall also certify the names and signatures of the officers of Buyer authorized to sign this Agreement and the other documents to be delivered hereunder.

               4.3.3   Other Agreements. Each party other than the Sellers shall
                       ----------------
have duly executed and delivered each of the documents and instruments described in Section 3.2 to be executed and delivered by it and each of the following agreements:

                       (a)  the Second Deposit Escrow Agreement;

                       (b)  the General and Indemnity Escrow Agreement;

                       (c)  the Consent Escrow Agreement (if required by
                            Section 2.4);

                       (d)  the Network Separation Escrow Agreement;

                       (e)  the Sublease;

                       (f)  the Services and Cooperation Agreement; and

                       (g)  the Non-Competition Agreement.

     5.   EMPLOYEE MATTERS. (a) From and after the Closing neither Buyer nor any
          ----------------
of the Companies shall be obligated to hire or retain any employee engaged in the Business. Each of the Sellers and Buyer acknowledge and agree that Buyer shall have no Liability or obligation whatsoever to the employees engaged in the Business (including, without limitation, any obligation to hire or retain any such employees for any period of time following the Closing or any Liability or obligation relating to any period prior to the Closing whether asserted at any time before, on or after the Closing Date) and the Sellers shall pay and discharge any and all such Liabilities and obligations (including, without limitation, any severance or similar liabilities arising from Buyer's failure to hire, or the Companies' dismissal, of any such employees at any time on or within six months after the Closing and any liability of Buyer or any of the Companies under the WARN Act arising from the transactions contemplated by this Agreement) (collectively, "Employee Liabilities"). The Sellers shall indemnify and hold each of the Companies and Buyer harmless from any and all Losses not reflected as Liabilities on the Closing Statement based upon, attributable to or resulting from or arising out of any Employee Liability including, but not limited to severance costs or accrued benefits, any costs associated with compliance with COBRA and any liability under the WARN Act. Notwithstanding any other provision of this Agreement, the obligation of the Sellers under this Section 5 shall survive the Closing until the applicable statute of limitations shall have expired.

               (b) At least ten Business Days prior to the Closing Date, Buyer shall deliver to the Sellers a written list (the "Employee List") of all those employees (subject to Section 5(e), below) to whom Buyer shall offer temporary employment agreements, or, in the case of employees of any of the Companies, to whom Buyer shall continue to employ temporarily pursuant to agreements after the Closing. Buyer may offer employment, either temporary or permanent, (or offer to continue employment, as the case may be) to employees of the Business upon terms and conditions solely within its absolute discretion. Offers of employment (or continuing employment) to employees engaged in the Business may be made orally or in writing, at Buyer's sole discretion. Buyer and the Sellers shall agree upon the text of the initial announcement to employees of the Business with respect to this Agreement and employment opportunities following the Closing, which announcement shall be made as promptly as practicable after the date hereof. The Sellers and the Companies shall make no other communications with employees engaged in the Business relating to the transactions contemplated by this Agreement or the status of any employees without the prior consent of Buyer, which consent shall not be unreasonably withheld or delayed. Prior to the 60th day after the Closing, Buyer will deliver to Phonoscope a list of employees to whom Buyer will offer permanent employment.

               (c) Buyer and the Companies shall have no obligation to credit any employees for pre-Closing service for any purpose, including eligibility, vesting or determining the amount of any benefit or payment due to any employee.

               (d) Phonoscope shall retain responsibility for and continue to pay all dental, medical, life insurance and disability expenses and benefits for all employees engaged in the Business at the Closing and their covered dependents with respect to claims incurred on or prior to the Closing Date and shall comply with all requirements of COBRA following the Closing. For employees of any of the Companies, the Sellers shall indemnify the Companies from and against all such Liabilities to the extent not reflected as Liabilities in the Closing Statement.

               (e) Schedule 5(e) sets forth a list of certain of Phonoscope's and the Company's employees (the "Protected List"), and with respect to the employees on the Protected List Buyer agrees that for a period of one year from the Closing Date, Buyer will not directly or indirectly solicit to hire any of the employees on the Protected List, or induce any employees on the Protected List to leave the employment of Sellers or their affiliates. Breach and enforceability of this provision shall be governed by paragraphs 7(a)-(d) of the Non-Competition Agreement.

    6.   COVENANTS.
         ---------

         6.1   Maintain Existence and Obtain Approvals.  Until the Closing
               ---------------------------------------
Phonoscope shall, and the Stockholders shall cause each of the Companies to, do all things necessary to maintain its limited partnership or corporate existence, as the case may be. Each of the Sellers shall, and shall cause each of the Companies to, diligently and in good faith use all reasonable efforts to procure all Required Consents.

         6.2   Access to Information.  Phonoscope shall, and each of the
               ---------------------
Stockholders shall cause each of the Companies to, provide to Buyer and its authorized agents and representatives (including its auditors and legal counsel) full and free access to the books, records, properties and proceedings relating to Phonoscope (as the same may be related to the Purchased Assets) , the Companies and the Business. The Sellers shall deliver to Buyer copies of all FCC licenses, franchise agreements, pole attachment agreements, access agreements, right-of-way agreements, right of entry agreements, subscriber agreements, programming agreements, leases and other agreements of Phonoscope (relating to the Business) and the Companies as promptly as practicable. The Sellers shall promptly give notice to Buyer of any occurrence or event, including the commencement of any litigation, investigation or proceeding, which, in either case, if not cured or if adversely determined could have a Material Adverse Effect. Without limiting the aforesaid (a) if any party hereto receives a notice of any order or proceeding described in Section
4. 1 (b) such party shall deliver, as promptly as practicable, notice of such order or proceeding, together with all pleadings and correspondence received in connection therewith, to the other parties hereto and (b) if any party hereto becomes aware of any matter described in Section 4.2.6, such party shall notify the other parties of such matter as promptly as practicable.


         6.3   Certain Payments.  Until the Closing, Phonoscope shall, and each
               ----------------
of the Stockholders shall cause each of the Companies to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all Taxes, fees, assessments and governmental charges levied or imposed upon or collectible by the Sellers or any of the Companies and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the Purchased Assets or any Assets of the Companies.

         6.4   Maintenance of Properties: Insurance: Books and Records:
               -------------------------------------------------------
Compliance with Law: Relationships.  Until the Closing,
----------------------------------

               (a) Phonoscope shall, and each of the Stockholders shall cause each of the Companies to, (i) maintain and keep the Purchased Assets and the Assets of each of the Companies in their condition and state of repair and working order that existed as of the date hereof, ordinary course wear and tear excepted and (ii) do or cause to be done all things reasonably necessary or appropriate to preserve and keep in full force all rights, licenses, franchises, rights of entry, approvals, authorizations, consents, permits and other authorizations necessary or desirable to enable Phonoscope and the Companies to operate the Business as currently conducted;

               (b) Phonoscope shall, and each of the Stockholders shall cause each of the Companies to, maintain insurance with respect to the Assets of the Companies and the Purchased Assets in accordance with past practices;

               (c) Phonoscope shall, and each of the Stockholders shall cause each of the Companies to, keep proper books of record and accounts, in which full and correct entries shall be made of all (i) financial transactions, (ii) the assets and (iii) the business of the Companies and the Business, in accordance with GAAP consistent with past practices;

               (d) Phonoscope shall, and each of the Stockholders shall cause each of the Companies to, (i) conduct the Business in the usual, regular and ordinary manner consistent with past practices and (ii) comply in all material respects, and conduct the Business in material compliance, with all statutes, laws, ordinances, or rules and regulations and orders of Governmental Bodies to which the Sellers, any of the Companies or any of their respective assets and properties or the Business is subject; and

               (e) Phonoscope shall, and each of the Stockholders shall cause each of the Companies to, use commercially reasonable efforts to (i) keep available for Buyer and the Companies the services of the employees of the Companies and Phonoscope which are engaged in the Business and (ii) preserve Phonoscope's and each of the Companies' current relationships with its customers and other Persons with whom it has a significant business relationship.

         6.5   Deliveries.  (a)  Until the Closing, each of the Sellers shall
               ----------
deliver to Buyer promptly such periodic financial and/or operating data with respect to the Companies and the Business as Buyer may reasonably request, including, without limitation, any audited financial statements that may have been prepared, provided that nothing herein shall require Phonoscope or the
               --------
Companies to prepare audited financial statements. Without limiting the foregoing, both before and after the Closing, the Sellers shall provide Buyer with access to all audited financial statements and workpapers of its internal and external accountants and shall procure from all such external accountants all consents necessary for such access and otherwise necessary for Buyer to comply with any reporting requirements that Buyer, in its sole discretion, determines that it may have under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder or under the terms of any indenture or other instrument of Buyer and its affiliates, provided that Buyer
                                                           --------
shall pay all fees and expenses of such accountants reasonably incurred in complying with this Section 6.5(a).

               (b) Buyer is hereby authorized to deliver a copy of any financial statement or certificate delivered pursuant to this Section 6.5 to any Governmental Body having jurisdiction over it or any financing source that requests such information; provided, however, that Buyer shall take any and all
                           --------- -------
steps as may be reasonable to maintain the confidentiality of such information and material in keeping with their obligations to maintain information in confidence under the terms hereof and all prior agreements still in force and effect.

               (c) Each of the Sellers shall also deliver to Buyer, promptly upon receipt by it or any of the Companies, any other reports or other copies of any reports from Phonoscope's or any of the Companies' auditors, copies of any correspondence to or from or filings with the FCC or any other Governmental Body relating to the Business.

         6.6   Filings: Approvals   (a) The Sellers and Buyer, as promptly as
               ------------------
practicable, each shall file or supply, or cause to be filed or supplied, all applications, notifications and information required to be filed or supplied by any of them, by any Governmental Body in connection with this Agreement or the consummation of the transactions contemplated hereby, including but not limited to any filings pursuant to the HSR Act. The Sellers and Buyer each, as promptly as practicable, shall use all reasonable efforts to obtain or make, or cause to be obtained or made, all Required Consents necessary to be obtained or made by it, in order for each of them so to consummate such sale and transfer and such transactions. Buyer shall bear all out-of-pocket costs and expenses incurred by the Sellers in connection with any filings pursuant to the HSR Act and any filings required to be made with the FCC, up to an aggregate of all filing fees actually paid by the Sellers plus $15,000. Such reimbursement shall be made by Buyer promptly after delivery to Buyer of statements and receipts reasonably satisfactory to Buyer evidencing such out-of-pocket costs and expenses.

               (b) Each of the Sellers and Buyer will coordinate and cooperate with each other in exchanging such information and supplying such reasonable assistance as may be reasonably requested by the other in connection with the filings and other actions contemplated by this Section 6.6.

         6.7   Conduct of the Business.  Prior to the Closing, without the prior
               -----------------------
written consent of Buyer (which consent shall not be unreasonably withheld as to 6.7(a) (iv), below), Phonoscope (with respect to the Purchased Assets) shall not, and the Stockholders shall cause each of the Companies not to:

               (a) enter into or modify, or waive any material term or condition of, any agreement (i) except in the ordinary and customary course of the Business consistent with past practice (and with prior notification to Buyer) relating to the delivery of video programming, (ii) having a term exceeding six months which is not cancelable by Buyer or the Companies after Closing at will and without any liability therefor, (iii) providing for the retention of any agent, contractor or consultant by any of the Companies or the rendering of services by any of the Companies as such agent, contractor or consultant which is not cancelable by Buyer or the Companies after the Closing at will and without any liability therefor, (iv) requiring capital expenditure by any of the Companies of any sum in excess of $10,000 or (v) not otherwise incidental to the conduct of the operations of the Business in the ordinary and customary course consistent with past practices;

               (b) incur any Indebtedness other than (i) in the ordinary course of business, or (ii) pursuant to a restructuring of current indebtedness with the Primary Lender not to exceed $7,000,000, except for Indebtedness to~trade creditors and professionals on customary terms and Purchase Money Debt;

               (c) declare, set aside or pay any non-cash dividend or distribution to any stockholder of the Sellers or any of the Companies;

               (d) create, incur, assume or suffer to exist any Liens of any kind against or upon any of its property or assets, or any proceeds therefrom, other than Permitted Liens which Permitted Liens shall be extinguished at or prior to Closing;

               (e) conduct any business or enter into any transaction with or for the benefit of any Affiliate of any of the Sellers or any agreements among any of the Sellers and any of the Companies (in each case other than any transaction contemplated hereby);

               (f) directly or indirectly, issue, redeem or purchase any capital stock or any other security, provided, that Phonoscope may acquire
                                     --------
capital stock or other securities of entities unrelated to the Business and provided further, that this provision shall not preclude Cook from acquiring the
-------- -------
stock of any of the Companies from Alton Cook or the Trust provided the he assumes all obligations of Alton Cook or the Trust, as the case may be;

               (g) enter into any new oral or written employment agreements, promises, or compensation arrangements or commitments to officers, directors, employees or consultants (including, but not limited to, any commitment to pay retirement or other benefits) or modify, extend or terminate any existing agreements, arrangements or commitments or enter into any plan, arrangement, or labor or collective bargaining agreement in any case which is not cancelable by Buyer or the Companies after the Closing at will and without any liability therefor;

               (h) create any Subsidiary or make any investment other than in certificates of deposit, short-term U.S. Treasury obligations, and other cash equivalents or lend any money or assets to any Person, or assume, guarantee or in any other manner become liable with respect to any Indebtedness, or guaranty any obligation, of any Person, or pay, discharge or satisfy any Indebtedness liability or obligation, except in the ordinary course of the Business consistent with past practices;

               (i) make any change in or amendment to its articles of incorporation or bylaws, or, in the case of Phonoscope, its agreement of limited partnership or certificate of limited partnership;

               (j) enter into any leases of real or personal property or any sale-leaseback transaction;

               (k) engage in any business other than the Business and activities related thereto (or, in the case of

Sellers, any business other than the Business and the Retained Businesses); or

               (1)  agree to do any of the foregoing.

         6.8   Right of First Offer/Negotiation.   If any of the Sellers or any
               --------------------------------
of their respective Affiliates (for purposes of this Section, the "Transferor") proposes, desires or intends to sell, transfer or convey all of its stock interest in any cable television, video, data or voice telecommunications business owned by any of them on the date hereof (and any additional businesses or related assets that are later combined or integrated with such businesses) ("Subject Businesses") or substantially all of the assets of a Subject Business (a "Disposition Transaction") other than (i) a transfer pursuant to a reorganization or transfer as part of tax or estate planning by Phonoscope and its stockholders or the Stockholders in which no Person other than such stockholders and members of their immediate families is a party or (ii) a transfer to a Person (including a joint venture) that is, or upon such transfer would be, a Subsidiary of such Transferor, prior to any notice or other communication to any third party relating to a Disposition Transaction (or the provision to any third party of any information relating thereto) such Transferor shall first deliver written notice (a "Sale Notice") to Buyer stating that such Transferor proposes to effect such Disposition Transaction, such notice to describe in reasonable detail (x) the assets and businesses proposed
                                         -
to be included in such Disposition Transaction (the "Subject Business"), (y) a
                                                                          -
price (the "Proposed Price") and (z) other material terms of such Disposition
                                  -
Transaction (the "Proposed Terms") . Upon receipt of the Sale Notice, Buyer shall have the right either (A) to purchase all, but not less than all, of the
                             -
Subject Business at the Proposed Price, and in accordance with the Proposed Terms or (B) to cause the Transferor to negotiate exclusively with Buyer in good
          -
faith for the acquisition by Buyer of the Subject Business (an "Exclusive Transaction") for a 30 day period (an "Exclusive Period") . The Sale Notice shall constitute an offer to Buyer, which is irrevocable during a period of seven Business Days (the "Offer Notice Period") , to sell to Buyer such Subject Business upon the terms set forth in this Section 6.8 and the Sale Notice or to commence such exclusive negotiations. Buyer may exercise either right at any time during the Offer Notice Period by delivering to the Transferor a written notice setting forth either (A) its irrevocable commitment to purchase such Subject Business at the
        -
Proposed Price in accordance with the Proposed Terms subject to receipt of any required material third party approvals or governmental approvals (the same to be specified in reasonable detail in such notice), compliance with applicable law and the absence of any injunction or similar order preventing such transaction or (B) its election to undertake negotiations with the Transferor
                -
for an Exclusive Transaction and commence an Exclusive Period (such Exclusive Period to commence upon delivery of such notice from Buyer). During any Exclusive Period, the Transferor and the Buyer shall negotiate in good faith the definitive terms of such Exclusive Transaction and the Transferor neither shall negotiate with, nor shall provide any notice or communication to, any third party with respect to such Exclusive Transaction or the Subject Business. If Buyer fails to timely exercise either of the rights provided in this Section 6.8, or if exercised, either (I) Buyer does not close the purchase of the
                              -
Subject Business within the applicable time period provided in Section 6.8(b) or
(II) in the case of an Exclusive Transaction, Buyer and the Transferor
 --
notwithstanding their good faith efforts are unable to agree upon definitive terms within the Exclusive Period, then such Transferor may sell the Subject Business to a Person other than Buyer. For purposes of clarification, once the Sellers have complied with the terms of this Section with respect to a Subject Business and Buyer has not agreed to purchase such Subject Business or Buyer and the Transferor have not been able to agree upon the definitive terms of such a purchase within the Exclusive Period, than such Subject Business will no longer be subject to this Section 6.8. Notwithstanding anything in this Section 6.8 to the contrary, this Section 6.8 is not intended to, and does not create, a right of first refusal in favor of Buyer, and shall have no application in the event a third party makes an unsolicited offer to buy all of the Sellers' stock interest in any Subject Business or substantially all of the assets of a Subject Business that any of the Sellers now or hereafter have provided, that as soon as possible
                                              --------
after execution of a definitive agreement with respect to any such unsolicited offer, Cook and the Seller selling such Subject Business shall each certify, in a written certification delivered to Buyer, that the initial contact and offer to acquire such Subject Business was unsolicited.

          6.9  Network Separation: Common Strand Segments.  (a) Following the
               ------------------------------------------
Closing, at the Sellers' sole cost and expense, the

Sellers shall use their best efforts to complete the Network Separation (as described below). For purposes of this Agreement, "Network Separation" shall mean the supply, construction and installation by Phonoscope, at Phonoscope's expense, of fiber optic and/or coaxial cable network segments that will (a) be
                                                                         -
located on the Category II Segment routes (which are described in Schedule 9.1 and set forth on the map in Schedule 9.1), (b) permit Phonoscope, in the
                                            -
operation of the Retained Business, to cease transmitting its signal along the fibers in the Category II Segments, and (c) comply with the provisions of
                                         -
Section 6.9(b) and of the Services and Cooperation Agreement. In completing the Network Separation, Phonoscope shall not in any significant respect disturb, remove, interfere with the operation of or relocate any fiber, cable, electronic equipment or other item of the Purchased Assets (or, following the Closing, any assets of Buyer) or any assets of the Companies and if such removal or relocation is necessary, the last fiber installed will be removed and relocated to the new attachment. The Sellers acknowledge that, pursuant to the Services and Cooperation Agreement, from and after the first anniversary of the Closing Date, the Sellers shall have no rights to use any part of the Category 1 or Category II Segments (other than such Common Strand Segment) that has not been so separated.

          (b) From and after the Closing, Phonoscope may overlash or otherwise physically attach fiber or other cable to the strand (which strand is part of the Purchased Assets) in the Common Strand Segment upon the terms and subject to the conditions set forth in the Services and Cooperation Agreement. In completing the Network Separation or otherwise, except as may be expressly permitted by the Services and Cooperation Agreement, Phonoscope may not overlash or otherwise physically attach its network to any other portion of the network owned by Buyer or the Companies after the Closing. From and after the Closing, Buyer and the Companies may overlash or otherwise physically attach fiber or other cable to the strand owned by Phonoscope in the Category III Segment (which is described in Schedule 9.1 and set forth on the maps in Schedule 9.1) up to a corresponding number of miles that Buyer has permitted Phonoscope to attach in the Category II Segment upon the terms and subject to the conditions set forth in the Services and Cooperation Agreement. Except as may be expressly permitted by the Services and Cooperation Agreement, Buyer and the Companies may not overlash or otherwise physically attach its network to any other portion of the network owned by Phonoscope after the Closing.

         6.10  Bulk Sales Compliance.  Buyer hereby waives compliance by
               ---------------------
Phonoscope with the provisions of the bulk sales law of any state, and Phonoscope shall pay and discharge when due all claims of creditors that could be asserted against Buyer or its Affiliates by reason of such non-compliance to the extent that liabilities to such creditors are not specifically assumed by Buyer under this Agreement. The Sellers shall indemnify, defend and hold harmless Buyer from and against any Losses arising from Phonoscope's failure to comply with any such bulk sales law.

         6.11  Assignment of Certain Rights. Without limiting any rights Buyer
               ----------------------------
or the Companies may otherwise have pursuant to this Agreement or otherwise, at the Closing, the Sellers shall provide Buyer and the Companies with all the benefits of any confidentiality agreements to which any of the Sellers may be a party or a beneficiary relating to the Purchased Assets or the Companies (to the extent not otherwise transferred to Buyer as part of the Purchased Assets) by either assigning all of the rights to enforce such agreements to Buyer (to the extent such rights are assignable) or undertaking to enforce any such agreement, for the benefit of Buyer and/or the Companies, upon Buyer's demand.

         6.12  Use of Name In order to promote the orderly transition of the
               -----------
ownership of the Business to Buyer as contemplated by this Agreement, subject to the last sentence of this Section 6.12, Phonoscope hereby grants to Buyer (in consideration of part of the Purchase Price payable by Buyer) and its Affiliates, as of the Closing, a royalty free, nonexclusive license to use the name "Phonoscope," any derivative thereof, and any trademark, service mark or trade name used in the Business prior to the Closing (the "Names") for a period of 180 days following the Closing solely in connection with the Business. The Sellers shall cooperate with Buyer in any transition plan undertaken by Buyer and the Companies after the Closing designed to implement an orderly change by the Business from use of the Names to other trademarks, service marks and trade names. If Buyer uses the Names in any manner differently than used in the Business prior to the Closing that is harmful in any material respect to the business reputation of Phonoscope or the goodwill of Phonoscope following the Closing, and Buyer or its Affiliates refuses to discontinue or cease using the Names in such adverse manner within five Business Days following the delivery to Buyer of written notice thereof from the Sellers, Phonoscope may terminate the license granted hereunder by delivery of a written notice to Buyer to that effect, in which event Buyer shall have no further right to use the Names in any manner whatsoever.

         6.13  Transfer Taxes.  The Sellers shall pay or cause to be paid all
               --------------
Taxes and other expenses of transferring the Purchased Assets and the Shares as contemplated hereunder, including, without limitation, all sales, use, stock transfer, real estate transfer, conveyance, gains, stamp, value added and other similar taxes (including any interest, penalties and additions thereto.

         6.14  Certain Tax Matters.  Buyer shall prepare and file all Tax
               -------------------
Returns with respect to the activities of the Companies for all tax years and periods ending on or after the Closing Date. The Stockholders shall prepare and file all Tax Returns with respect to the activities of the Companies for all tax years and periods ending before the Closing Date.

         6.15  Pole Attachment Rights.  From and after the Closing, Phonoscope
               ----------------------
shall provide Buyer and its affiliates with a royalty free, perpetual license to
(a) attach cable, strand and fiber to the poles owned by Phonoscope to which any
 -
of the Purchased Assets or Assets of the Companies are affixed on the Closing Date and (b) to attach new strands (and to wrap fiber bundles around such
          -
strands) to each and every pole owned by Phonoscope in the Category III Segment (as described in the definition of Purchased Assets) (all such poles owned by Phonoscope, "Phonoscope Poles"). Phonoscope shall not directly or indirectly transfer any Phonoscope Poles (or any interest therein) to any Person unless such Person executes an undertaking assuming Phonoscope's obligations under this
Section 6.15.

         6.16  Best Efforts   Upon the terms and subject to the conditions
               ------------
hereof, each of the parties hereto shall use its best efforts to take or cause to be taken all actions and to do or cause to be done all things necessary to satisfy, as promptly as practicable after the date hereof, and in any case on or before September 30, 1997, the conditions to the Closing and to consummate the transactions contemplated by this Agreement and the other agreements contemplated herein. Without limitation,

(a) each party shall use its best efforts to prepare all filings under the HSR Act as promptly as practicable after the date hereof and to respond promptly to any requests from the Federal Trade Commission and the Department of Justice relating thereto, and (b) the Sellers shall be primarily responsible for obtaining, and each Seller shall use its best efforts to obtain, all other Required Consents. Periodically between the date hereof and the Closing Date, and in no event less frequently than weekly, the Sellers shall provide Buyer with a status report (which report may be oral) describing in reasonable detail its efforts to obtain Required Consents and the results of such efforts.

          6.17   Transfer of Franchises, Permits, etc.  Prior to the Closing,
                 ------------------------------------
Cook shall cause Phonoscope Communications, Inc. to transfer franchises, licenses and permits relating to Hunters Creek Village, Bunker Hill Village and Hedwig Village to one of the Companies designated by Buyer.

          6.18   Purchase Price Allocation.  Between the date hereof and the
                 -------------------------
Closing Date, the parties hereto shall use reasonable efforts to agree upon an allocation of the Purchase Price among the Shares, the Purchased Assets and the Non-Competition Agreement, provided that if no allocation is agreed upon by the
                           --------
parties, the parties shall be free to take whatever position they choose in their own tax allocation.

     7.   REPRESENTATIONS AND WARRANTIES OF THE SELLERS.  Each of the Sellers
          ---------------------------------------------
and the General Partner hereby jointly and severally represents and warrants to Buyer as follows:

          7.1  Authority; Organization and Qualification; Capitalization. (a)
               ---------------------------------------------------------
Each of the Sellers has all requisite power and authority and legal capacity to enter into this Agreement and each agreement contemplated hereby, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each of the agreements contemplated hereby to which Phonoscope or the Trust is a party have been duly authorized by all required action on the part of each of Phonoscope and the Trust (including, but not limited to, all action by the General Partner and by Cook, as trustee of the Trust. This Agreement has been, and upon its execution each of the other agreements contemplated hereby will be, duly executed and delivered by each of the Sellers and the General Partner and by Cook in his capacity as sole trustee of the Trust which are parties thereto, and (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes, and upon their execution each of the other agreements contemplated hereby will constitute, the legal, valid and binding obligation of each Seller which is party thereto enforceable against each such Seller in accordance with its respective terms. Cook is the sole trustee of the Trust and, pursuant to the instruments governing the Trust has unrestricted authority over the Trust and its corpus.

          (b) Phonoscope is a limited partnership, each of the Companies is a corporation, the General Partner is a Texas limited liability company, and the Trust is a Texas trust, in each case duly organized, validly existing and in good standing under the laws of the state of its organization. Each of Phonoscope and each of the Companies is duly authorized to do business in each jurisdiction in which the character of its properties or the nature of its business makes such qualification necessary, except where the failure so to qualify would not have a Material Adverse Effect. Each of Phonoscope and each of the Companies has the power to own its properties and to carry on its business as currently being conducted and as intended to be conducted. All corporate actions taken by any of the Companies have been duly authorized and no Company has taken any action that in any respect conflicts with, constitutes a default under or results in a violation of any provision of its articles of incorporation or bylaws. True and complete copies of the certificate of limited partnership and partnership agreement of Phonoscope and the articles of incorporation and bylaws of each of the Companies, each as in effect on the date hereof, have been delivered by the Sellers to Buyer.

          (c) The authorized capital stock of each of the Companies is as set forth on Schedule 7.1. Such Schedule sets forth the number of shares of capital stock that are issued and outstanding for each Company, all of which are validly issued, fully paid and nonassessable, and the record owner of such shares set forth on such Schedule. None of the issued and outstanding shares of capital stock of any of the Companies was issued in violation of any preemptive rights. There are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of any of the Companies or obligating any Company to issue or sell any shares of capital stock of, or other interest in, any of the Companies. There are no outstanding contractual obligations of any of the Companies to repurchase, redeem or otherwise acquire any shares of common stock of any of the Companies or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. The Shares, in the aggregate, constitute all the issued and outstanding capital stock of the Companies. The Stockholders collectively own all the Shares beneficially and of record, free and clear of all Liens except for Liens in favor of the Primary Lender, which Liens shall be released at the Closing. Upon consummation of the transactions contemplated by this Agreement, Buyer will acquire as of the Closing Date all the issued and outstanding capital stock of the Companies free and clear of all Liens, except for Liens caused by or imposed solely as a result of the acts or omissions of Buyer. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Shares. Cook owns all of the outstanding equity interests of the General Partner.

               (d)  None of the Companies has any Subsidiaries.

          7.2  Actions Pending.  Except as set forth on Schedule 7.2, there is
               ---------------
no action, suit or proceeding, or to the best knowledge of each of the Sellers, investigation, pending or, to the best knowledge of each of the Sellers, threatened, against or affecting Phonoscope or the Companies or any of their properties or rights, by or before any court, arbitrator or administrative tribunal or Governmental Body.

          7.3  Outstanding Debt; Defaults.  Expect as set forth in Schedule 7.3,
               --------------------------
Phonoscope and the Companies (i) have no outstanding Indebtedness (other than Indebtedness relating solely to the Retained Businesses that does not impose or support any Lien or any other restriction on any of the Purchased Assets or the Assets of any of the Companies or the operation of the Business), and (ii) are not in violation of or in default in any material respect under or with respect to any lease, license, permit, contract or agreement (including oral and informal arrangements) to which it is a party and each such lease, license, permit, contract or agreement is in full force and effect. To the best knowledge of each of the Sellers, no other party to any such lease, license, contract or agreement is in default in any material respect. The Sellers have provided to Buyer a true and complete copy of each such lease, license, permit, contract or agreement.

          7.4  Material Liabilities; Financial Statements.  (a) There are no
               ------------------------------------------
material Liabilities, accrued or contingent, of Phonoscope relating to the Business or any of the Companies that are not disclosed in Schedule 7.4.

               (b) Each of the Companies has furnished Buyer with a balance sheet of it as of June 30, 1996 (applicable to the Companies) and Sellers shall deliver within 30 days from the date hereof statements of income and cash flows of the Business for the six months ended June 30, 1997. Such financial statements (including any related schedules and/or notes) are true and correct in all material respects, have been prepared in accordance with GAAP consistently followed throughout the periods involved and show all liabilities, direct and contingent, of each such entity required to be shown in accordance with such principles. The balance sheets fairly present the condition of the Companies as at the dates thereof, and the statements of income and cash flows fairly present the results of the operations of the Business and its cash flows for the periods indicated.

          7.5  Assets.  (a)  Phonoscope and the Companies together own, lease or
               ------
have the legal right to use all the properties and assets used or intended to be used in the conduct of the Business or otherwise owned, leased or used by any of the Companies, and, with respect to contract rights, Phonoscope or a Company is a party to and enjoys the right to the benefits of all contracts, agreements and other arrangements used or intended to be used by Phonoscope or the Companies in or relating to the conduct of the Business (collectively, the "Assets"). Phonoscope or the Companies has good and marketable title to, or, in the case of leased or subleased Assets, valid and subsisting leasehold interests in, all its Assets, free and clear of all Liens, except Permitted Liens (which Permitted Liens shall be extinguished as of the Closing). Phonoscope owns free and clear of all Liens, each of the Phonoscope Poles and has valid and enforceable rights from all third parties and Governmental entities to maintain the Phonoscope Poles at their present locations in perpetuity.

               (b) The Assets constitute all the properties, assets and rights forming a part of, used, held or intended to be used in, and all such properties, assets and rights as are necessary in the conduct of, the Business. Except for the physical condition of the fiber network (which, for purposes of this Section 7.5(b), such term shall not include any head end equipment), substantially all of the Assets are in good operating condition and repair and are suitable for the purposes for which they are used and intended and are being conveyed to Buyer "as is", with all faults, if any.

               (c) Following the consummation of the transactions contemplated by this Agreement to be consummated at the Closing, Buyer will be vested in good, valid and marketable title to, or lease, under valid and subsisting leases, the Purchased Assets and the Companies will continue to own, with good, valid and marketable title, or lease, under valid and subsisting leases, the Assets other than the Purchased Assets, in each case, free and clear of any Liens other than Permitted Liens and without incurring any penalty or other adverse consequence, including, without limitation, any increase in rentals, royalties, or license or other fees imposed as a result of, or arising from, the consummation of the transactions contemplated by this Agreement.

               (d) Set forth on Schedule 7.5(d) is a true and complete list of equipment, tools, supplies, furniture, fixtures, personalty, vehicles, rolling stock and other tangible personal property (the "Personal Property") used in the Business or otherwise owned or leased by any of the Companies. The Personal Property constitutes all of the equipment, tools, supplies, furniture, fixtures, personalty, vehicles, rolling stock and other tangible personal property as is necessary to conduct the Business in the ordinary and customary course, consistent with past practices. Phonoscope and the Companies have caused the Personal Property to be maintained in accordance with good business practice and such personal property is being conveyed to Buyer "as is" and with all faults, if any.

               (e) None of the Companies owns, nor has it ever owned, any real property. Phonoscope owns no real property used in the Business.

          7.6  Taxes. Phonoscope and each of the Companies has filed all
               -----
Federal, state and other income Tax returns or reports which are required to be filed, all such Tax returns or reports are true, correct and complete in all material respects and Phonoscope and each of the Companies has paid all Taxes as shown on said returns and on all assessments received by it to the extent that such Taxes have become due and are payable by Phonoscope or any of the Companies, except as any of the foregoing are being contested in good faith by appropriate proceedings for which adequate reserves on the financial statements described in Section 7.4 (b) have been established in accordance with GAAP; and no Tax lien has been filed and, to the best knowledge of each of the Sellers, no claim is being asserted with respect to any Tax or other similar charge.

          7.7  No Conflicts. Except as set forth in Schedule 7.7, neither the
               ------------
execution or delivery of this Agreement or any agreement contemplated hereby, nor fulfillment of or compliance with the terms and provisions hereof and thereof, nor the consummation of the transactions contemplated hereby and thereby, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of any of the Sellers or any of the Companies pursuant to, or require any consent under, or give to any third Person any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, (i) the articles of incorporation or bylaws (or agreement of limited partnership, as the case may be) of Phonoscope or any of the Companies, (ii) any award of any arbitrator or any order, judgment, decree, statute, law, rule or regulation to which any of the Sellers or any of the Companies or any material amount of their respective properties, assets or business is subject or (iii) any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which any of the Sellers or any of the Companies is a party or by which any of their assets or properties is bound or affected, except, with respect to clause (iii), for conflicts which, individually or in the aggregate, would not have a material adverse effect on the Purchased Assets, the Companies or the ability of any of the Sellers to consummate the transactions contemplated herein.

          7.8   Broker's or Finder's Commissions. No broker's or finder's fees
                --------------------------------
or commission will be payable by any of the Sellers or any of the Companies with respect to the transactions contemplated by this Agreement other than to Communications Equity Associates ("CEA"), which fees shall be paid by Buyer.

          7.9   Applicable Environmental Regulations.  Except as would not,
                ------------------------------------
individually or in the aggregate, have a Material Adverse Effect, Phonoscope and each of the Companies is in compliance with all applicable laws, rules, regulations and other requirements of Governmental Bodies relating to health, safety, hazardous materials, pollution or the environment ("Environmental Laws") and with all such licenses, permits, authorizations, certificates, exemptions and approvals required by such Environmental Laws. Except as would not, individually or in the aggregate, have a Material Adverse Effect, Phonoscope and each of the Companies has not performed or suffered any act or practice which could reasonably be expected to give rise to, or has otherwise incurred, Liability to any Person under any Environmental Laws.

          7.10  Compliance with Other Laws. Phonoscope and each of the Companies
                --------------------------
has conducted and continues to conduct the Business in compliance in all material respects with all laws, rules and regulations and orders of Governmental Bodies, and Phonoscope and each of the Companies is not in violation in any material respect of any such law, rule, regulation or order of a Governmental Body.

          7.11  ERISA; Labor Agreements. Except as set forth in Schedule 7.11,
                -----------------------
none of Phonoscope or any of the Companies currently has, or in the past has it ever had, any plan, agreement or arrangement, written or otherwise, subject to ERISA or any Liability to the PBGC. None of Phonoscope or any of the Companies is currently, or in the past has it ever been, a party to (a) any collective bargaining agreement or (b) any employment agreement (written or otherwise).
Schedule 7.11 sets forth a complete list of all employees of Phonoscope and the Companies engaged in activities relating to the Business and their rates of compensation.

          7.12  Possession of Franchises, Licenses, etc. Except as would not,
                ---------------------------------------
individually or in the aggregate, have a Material Adverse Effect, Phonoscope and the Companies possess all franchises, certificates, licenses, permits, approvals and other authorizations from governmental political subdivisions or Governmental Bodies, including the FCC, that are necessary for the ownership, maintenance and operation of its properties and assets or for the conduct of the Business. Except as would not, individually or in the aggregate, have a Material Adverse Effect, all such franchises, certificates, licenses, permits, approvals and other authorizations are in full force and effect, and none of Phonoscope or any of the Companies is in violation of any thereof in any material respect. None of Phonoscope or any of the Companies has received any notice from any Governmental Body (or from any third party or other Person requesting such action) revoking, cancelling, rescinding, modifying or refusing to renew, or threatening to take any such action with respect to, any such franchise, certificate, license, permit, approval or other authorization. Except as set forth on Schedule 7.12, all such franchises, certificates, licenses, permits, approvals and authorizations held by Phonoscope relating to the Business are freely transferable to Buyer. Following consummation of the transaction contemplated to be consummated at the Closing, Buyer will receive (or in the case of the Companies, will continue to receive) the benefits (without any diminution) of all such franchises, certificates, licenses, permits, approvals and authorizations.

          7.13 Intellectual Property. Phonoscope and the Companies together own
               ---------------------
or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and for service marks, mask works, know-how and other proprietary rights and information necessary for the conduct of the Business as currently conducted or as contemplated to be conducted by Phonoscope and the Companies, and each of the Sellers and the Companies is unaware of any assertion or claim, or any state of facts that could give rise to a claim, challenging the validity of any of the foregoing. The conduct of the Business as currently conducted and as contemplated to be conducted does not and will not conflict in any material way with any patent, patent right, license, trademark, trademark right, trade name, trade name right, service mark, mask work or copyright of any third party. There are no infringements of any proprietary rights owned by or licensed by or to Phonoscope or any of the Companies which, individually or in the aggregate, could have a Material

Adverse Effect. None of the Sellers or any of the Companies has licensed or otherwise permitted the use by any third party of any proprietary information on terms or in a manner which, individually or in the aggregate, could have a Material Adverse Effect.

          7.14.  Governmental Consents.  Except as set forth on Schedule 7.14,
                 ---------------------
and except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the nature of the Business or any of the Companies or any of the businesses, assets or properties used in the Business, nor any relationship between Phonoscope or any of the Companies and any other Person, nor any circumstance in connection with the transactions contemplated by this Agreement is such as to require on behalf of any of the Sellers or any of the Companies, any consent, approval or other action by or any notice to or filing with any court or administrative body or Governmental Body in connection with the execution, delivery and performance of this Agreement, except for filings under the HSR Act.

          7.15.  Insurance Coverage.  The tangible assets and properties of
                 ------------------
Phonoscope used in the Business or any of the Companies are insured for the benefit of Phonoscope or one of the Companies, as the case may be in such amounts and covering such risks as are deemed reasonably necessary by Phonoscope and the Companies consistent with their customary practice. Schedule 7.15 sets forth a complete and correct list of all insurance policies relating to the Business.

          7.16.  Disclosure.  The information relating to the Assets, the
                 ----------
Business or any of the Companies provided to Buyer by the Sellers is complete and accurate, does not contain a misstatement of a material fact and does not omit to state any material fact necessary to make the information provided not misleading. None of the Sellers is aware of any material facts pertaining to Phonoscope, any of the Companies or the Business which may have a Material Adverse Effect on Phonoscope, any of the Companies, the Business or any of the Purchased Assets or Assets of the Companies or which are likely in the future to have a Material Adverse Effect on Phonoscope, the Company, the Business or any of the Purchased Assets or Assets of the Companies and which have not been disclosed in this Agreement or to Buyer, its agents, representatives, auditors or attorneys by the Sellers in writing.

          7.17 Subscribers, Rights of Entry. Schedule 7.17 is a complete and
               ----------------------------
correct list of all Rights of Entry relating to the Business and the minimum number of units served pursuant to each such Right of Entry. True, accurate and complete copies of all Rights of Entry listed in Schedule 7.17 have been delivered by the Sellers to Buyer. Except as set forth in Schedule 7.17, all Rights of Entry, including all amendments thereto, (a) are in writing and are legal, valid, binding and enforceable in accordance with their terms, (b) if held by Phonoscope, are freely transferable to Buyer and if held by any of the Companies do not contain "change in control" or other provisions that may be affected by the transactions contemplated by this Agreement and (c) the validity and enforceability (including the rights of the Companies or Buyer to such Rights of Entry following the Closing) of the same will not be adversely affected by the consummation of any of the transactions contemplated by this Agreement. Except as set forth in Schedule 7.17, no material default of any Person exists under any of the Rights of Entry, and the parties thereto other than Phonoscope or the Companies have no offsets or defenses to the enforcement thereof. Schedule 7.17 accurately sets forth the MDUs to which Phonoscope and the Companies provide service in the conduct of the Business, the locations of such MDUs, the number of units to such services at each of such locations, the date of the Rights of Entry relating to each MDU and the expiration of such Right of Entry.

          7.18 Cable Systems. Schedule 7.18 hereto lists the "cable systems," as
               -------------
defined by the Act and FCC Rules, operated by the Seller (collectively, "Cable Systems"), the name of the franchise authority ("Franchisor"), if any, the date on which the franchise was awarded and the date on which the franchise is scheduled to expire (if not renewed). Except as set forth on Schedule 7.18 with respect to each such Cable System, Phonoscope and the Companies (i) have timely filed all required registration statements with the FCC pursuant to FCC Rule 76.12, (ii) have timely filed all required equal employment opportunity reports with the FCC pursuant to FCC Rule 76.77, such reports are true and accurate, and the FCC has certified compliance in response to each such report, (iii) have complied with the network non-duplication and syndicated exclusivity provisions of FCC Rules 76.92-76.96 and 76.151-76.156, (iv) are in compliance with all FCC programming requirements, including the political programming provisions of FCC Rule 76.205, the lottery information transmission provisions of FCC Rule 76.213, and the children's programming provisions of FCC Rule 76.225, (v) have timely filed all reports, including those required by FCC Rule 76.403, and is in compliance with the record-keeping and inspection requirements of FCC Rules 76.305, 76.307 and 76.601, (vi) have not received any notice of non-compliance from any franchisor pursuant to FCC Rule 76.309 and meet or exceed the customer service provisions set forth in that rule, (vii) have timely met the performance testing requirements of FCC Rule 76.601, with such measurements having been conducted pursuant to FCC Rule 76.609, and are in compliance with the applicable technical standards of FCC Rule 76.605, and
(viii) are in compliance with the aeronautical interference provisions of FCC Rules 76.610-76.615.

          7.19 FCC Licenses. Schedule 7.19 correctly sets forth all of the FCC
               ------------
licenses, permits, approvals and authorizations (collectively, "FCC Licenses") used or planned to be used by Phonoscope and the Companies in connection with the Business and correctly sets forth the entity holding such FCC License, the call sign or file number and expiration date of each such FCC License. Phonoscope and the Companies are not required to hold any other FCC License to conduct the Business. Each such FCC License has been duly and validly issued or assigned to the Sellers or one of the Companies by or with the consent of the FFC pursuant to procedures which comply with all requirements of applicable law, is in full force and effect, and is unimpaired, and Phonoscope or one of the Companies has the right to use all FCC Licenses in the ordinary course of business for the operation of the Business. Phonoscope and each of the Companies is in compliance in all material respects with the FCC Licenses and FCC Rules, and there is no known conflict with the valid rights of others which could adversely affect the FCC Licenses, the Business or any of the Companies. There is no complaint or proceeding pending before the FCC, or to the best knowledge of any of the Sellers or the Companies threatened, or other event that has occurred, which could result in the forfeiture, revocation, impairment, non-renewal or adverse modification, of any such FCC License, or the imposition of a financial or other penalty upon Phonoscope or any of the Companies. All facilities authorized pursuant to the FCC Licenses were timely constructed and properly certified in accordance with such FCC License and FCC rulings and are operating in compliance therewith and all provisions of the Communications Act of 1934, as amended (the

"Act") and the rules promulgated and policies adopted under the Act (collectively, "FCC Rules").

          7.20 FCC Applications. Schedule 7.20 sets forth all applications
               ----------------
(collectively, "FCC Applications") that are pending before the FCC with respect to the Business, the file number of each such application and the date on which it was accepted for filing by the FCC. Each of the FCC Applications complies in all material respects with FCC Rules and policies. There are no petitions, protests, objections, or other proceedings, formal or informal, pending or threatened, before the FCC requesting dismissal, denial, reconsideration or reinstatement which, if granted, could result in the denial, dismissal, return, or non-grant of any FCC Application, the issuance of a cease and desist order, or the imposition of any administrative or judicial sanction.

          7.21 FCC Compliance. Phonoscope and each of the Companies has timely
               --------------
filed with the FCC all reports and filings (collectively, "Reports") which are required to be filed by it under the Act and FCC Rules, including, without limitation, FCC Rules relating to equal employment opportunity. Each Report filed with respect to the FCC Licenses is true, correct, and complete in all material respects.

          7.22 Zoning, Aviation, etc. Compliance. Except as set forth in
               ---------------------------------
Schedule 7.22 and except as would not have a Material Adverse Effect on Buyer's or any of the Companies' operations of the Business following the Closing, none of the facilities used in the Business violates in any material respect the provisions of any applicable federal, state, or local aviation regulation (including FCC and Federal Aviation Administrative tower markings and lighting requirements), building restriction, zoning or other similar governmental ordinance or regulation, and each such facility is zoned, if required, so as to permit the commercial uses intended by the owner or occupier thereof, and there are no outstanding variances or special use permits materially affecting any of such facilities or the uses thereof.

          7.23 Compliance with the Copyright Act. Since July 1, 1996, Phonoscope
               ---------------------------------
and each of the Companies has (a) duly filed in a timely manner all registration statements, statements of account and other filings relating to the operation of the Business which are required to be filed under the Copyright Act and under any local laws and rules, (b) has conducted the Business, in all material respects, in compliance with the Copyright Act and the rules and regulations of the Copyright Office, and (c) with only immaterial exceptions, timely remitted all required payments and royalty fees. None of Phonoscope or any of the Companies is liable to any Person for copyright infringement under the Copyright Act or trademark infringement under the applicable federal and state statutes and regulations as a result of its business operations, its conduct of the Business or otherwise.

          7.24 Must-Carry and Retransmission Consent. Schedule 7.24 lists each
               -------------------------------------
Broadcast Station (as defined below) which is carried on each Cable System pursuant to the must-carry provisions of FCC Rules 76.51-76.62, and the channel on which it is carried. Schedule 7.24 also separately lists each Broadcast Station carried pursuant to a retransmission consent agreement, and the channel on which it is carried. Except as set forth on Schedule 7.24 there is no dispute pending or threatened with respect to the carriage of any Broadcast Station on the Cable Systems. Except as set forth on Schedule 7.24, the Seller has complied with all Broadcast Station notification provisions of FCC Rule 76.58 and the must-carry record-keeping provisions of FCC Rule 76.302 with respect to each Cable System, and with all other FCC Rules regarding must-carry and retransmission consent. Each Broadcast Station signal carried by the Cable Systems is carried either pursuant to the must-carry obligations of the Cable Systems or pursuant to a valid and binding agreement between the Seller and the Broadcast Station authorizing the retransmission of the Broadcast Station signal. For purposes of this Section 7.24, the term "Broadcast Station" means, in connection with signals retransmitted, a qualified television broadcast station, or a qualified television translator station, a qualified low power television station, a qualified educational television broadcasting station, but does not include a "superstation" as defined by FCC Rule 76.64 (c) (2).

          7.25 Petitions for Special Relief. Neither Phonoscope nor any of the
               ----------------------------
Companies has received or has knowledge of any petition for special relief or document so styled filed against or with respect to Phonoscope or any of the Companies concerning any matters which under FCC Rules can be raised in a petition for special relief.

          7.26  Conduct in the Ordinary Course. Since December 31, 1996,
                ------------------------------
Phonoscope and the Companies have has conducted the Business only in the usual, regular and ordinary manner consistent with past practices.

          7.27  Solvency. Each Seller is, and immediately after the consummation
                --------
of the transactions contemplated hereby will be, Solvent.

          7.28  Program Audits. Other than a routine audit scheduled for August
                --------------
1997 by the Basic Program Consortium, none of Phonoscope or any of the Companies
(a) is currently undergoing any program provider audit and (b) has received any
 -                                                          -
notice of a pending program provider audit and, to the best knowledge of the Sellers and the Companies, no such audit has been threatened by any program provider. The Sellers shall cooperate with such audit and shall indemnify and defend the Companies and Buyer from and against any Losses arising from or relating in any way to such audit, including, but not limited to, conducting any defense, paying all costs of defense and paying all awards or settlements relating thereto.

          7.29  Effective Competition. The Cable Systems of the Business are
                ---------------------
either exempt from rate regulation or are subject to "effective competition" as defined in FCC Rule 76.905(b) because the Cable Systems serve fewer than 30% of the households in the franchised area. No franchisor has certified to the FCC as a pre-condition to rate regulation.

     8.   REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants
          ---------------------------------------
to the Sellers as follows:

          8.1   Organization.  Buyer is a corporation duly organized, validly
                ------------
existing and in good standing under the laws of the State of Delaware.

          8.2   Authority. Buyer has all requisite power and authority to enter
                ---------
into this Agreement and each agreement contemplated hereby to which it is to be a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each of the agreements contemplated hereby to which it is a party have been duly authorized by all required corporate action on the part of

Buyer. This Agreement has been, and upon their execution each of the agreements contemplated hereby will be, duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by each of the Sellers) this Agreement constitutes, and upon their execution by Buyer, each of the agreements contemplated hereby will constitute, legal, valid and binding obligations of Buyer enforceable against Buyer in accordance with their respective terms.

          8.3  No Conflicts. Neither the execution or delivery of this Agreement
               ------------
or any agreement contemplated hereby, nor fulfillment of or compliance with the terms and provisions hereof and thereof, nor the consummation of the transactions contemplated hereby and thereby, will conflict with or result in a breach of the terms, conditions or provisions, of or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of Buyer pursuant to, or require any consent under, or give to any third Person any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, (i) the certificate of incorporation or bylaws of Buyer, (ii) any award of any arbitrator or any order judgment, decree, statute, law, rule or regulation to which Buyer is subject, or (iii) any note, bond mortgage or indenture contract, agreement lease, sublease, license, permit, franchise or other instrument or arrangement to which Buyer is a party or by which any of Buyer's assets or properties are bound or affected, except for filings under the HSR Act.

          8.4  Actions Pending. There is no action, suit, investigation or
               ---------------
proceeding pending or, to the best knowledge of Buyer, threatened, against or affecting Buyer or any of its properties or rights, by or before any court, arbitrator, administrative tribunal or governmental body that is reasonably likely to materially impair Buyer's ability to the transactions contemplated by this Agreement.

          8.5  Solvency. Buyer is, and immediately after the consummation of the
               --------
transactions contemplated hereby will be, Solvent.

          8.6  Broker's or Finder's Commissions. No broker's or finder's fee or
               --------------------------------
commission will be payable by Buyer with respect to the transactions contemplated by this Agreement other than the fees of CEA as representative of the Sellers, which fees shall be paid by Buyer.

          9.   DEFINITIONS.
               -----------

          As used herein, the following terms shall have the following meanings:

          Act: means 47 U.S.C. (S) 522.
          ---

          Affiliate: means with respect to any Person, another Person directly
          ---------
or indirectly controlling, controlled by, or under direct or indirect common control with, such Person.

          Assets: has the meaning specified in Section 7.5 (which, without
          ------
limitation, shall include the Purchased Assets).

          Assumed Liabilities: has the meaning specified in Section 1.2.
          -------------------

          Basic Subscriber: means an individual or household in a property
          ----------------
currently served pursuant to an Eligible Right of Entry, and an individual or household in a property to which the provisions of the Camden Subscriber Equivalent apply that, as of the Closing, is an active direct subscriber to the Standard Cable Package offered by the Seller or one of the Companies, whose account is not more than 60 days past due provided, that for subscribers who
                                          --------
subscribe to the Seller's or one of the Companies' Broadcast Basic Packages ("BBP") pursuant to which such subscribers pay $9.95 per month and in respect of which Seller has no programming cost, each BBP subscriber shall count as .60 Basic Subscriber.

          Broadcast Station: has the meaning specified in Section 7.24.
          -----------------

          Bulk Basic Subscriber: means each household at the Closing receiving
          ---------------------
the Standard Cable Package offered by Phonoscope or any of the Companies purchased for it by a bulk purchaser under a Bulk Contract which contains an Eligible Right of Entry and the account for which is not more than 90 days past due.

          Bulk Contract: means a contract with a property owner or owners'
          -------------
association or a hotel to provide a Standard Cable Package to all dwelling units in a property for a bulk service fee the account for which is not more than 90 days past due.

          Bulk Revenue: means the monthly basic service revenue and monthly
          ------------
revenue derived from securing bulk arrangements for premium services (excluding installation fees, service call fees, additional outlet fees, decoder rentals, late fees, returned check fees and fees for premium or "pay" services other than premium services that are incorporated in the regular, monthly programming purchased by the property owner or owners' association for all units in the property), received from a property owner or owners' association or a hotel under a Bulk Contract.

          Business: means the residential cable television and
          --------
telecommunications business of Phonoscope and its Subsidiaries other than the Retained Business including the business described in the information memorandum dated April 17, 1996 prepared by CEA (except for changes in the ordinary course of business since such time).

          Business Day: means any day which is not a Saturday or Sunday or other
          ------------
day on which banks are required or authorized by law to close in the State of Texas.

          Buyer: has the meaning specified in the introduction.
          -----

          Buyer's Accountants: means the accounting firm of Deloitte & Touche,
          -------------------
LLP.

          Camden Subscriber Equivalents: means the number of subscriber
          -----------------------------
equivalents computed by dividing (a) the aggregate dollar amount paid or required to be paid to, or owned by, Cable Leasing, Inc. or any affiliate, in respect of each relevant Eligible Right of Entry at a Camden-owned property ("Camden Property") for the period of calculation by (b) $22.95 or $19.95, as applicable, based upon whether the Camden Property is serviced by Phonoscope, Ltd., Phonoscope Entertainment, Inc. or Bay Area Cable Television, Inc. By way of example, the Camden Subscriber Equivalents would be computed as follows if $28,000 is the amount paid to Cable Leasing, Inc.:

               (a)  aggregate dollar amount paid
                    to, required to be paid to, or
                    owned by, Cable Leasing, Inc.
                    or any affiliate                    $28,000.00

divided by:    (b)  $22.95 assuming Phonoscope serves
                    this Camden Property                     22.95
                                                        ----------

equals:             Camden Subscriber Equivalents to be
                    subtracted from EBU calculation           1220

It is expressly understood that all Camden subscribers are included on the EBU calculation prior to the subtraction of Camden Subscriber Equivalents (as provided in the definition of EBU).

          Capitalized Lease Obligations: means all rental obligations which,
          -----------------------------
under GAAP in effect on the day incurred, are required to be capitalized on the books of any of Phonoscope or the Companies, in each case to the extent of the amount thereof accounted for as indebtedness (net of interest expense) in accordance with GAAP.

          CEA: means Communication Equity Association, Inc.
          ---

          Claim: has the meaning specified in Section 10.2.
          -----

          Closing: has the meaning specified in Section 3.1.
          -------

          Closing Date: has the meaning specified in Section 3.1.
          ------------

          Closing Statement: has the meaning specified in Section 1.3 (a).
          -----------------

          COBRA: means Consolidated Omnibus Budget Reconciliation Act of 1985,
          -----
as amended.

          Common Strand Segment: means the segment of 39 fiber miles indicated
          ---------------------
on Schedule 6.9 plus up to six additional fiber miles contiguous to such indicated segment, as designated by the Sellers by written notice to Buyer delivered not less than ten Business Days prior to the Closing.

          Companies: has the meaning specified in the Recitals.
          ---------

          Conveyed Network: means the portions of the network described in
          ----------------
Schedule 9.1 (and in the maps in Schedule 9.1) to be owned by Buyer and the Companies following the Closing plus all lines from such network to customer properties (to the extent owned by Phonoscope or any of the Companies).

          Costed Locations: has the meaning specified in Section 1.3(b)
          ----------------

          Direct Right of Entry Costs: has the meaning specified in Section
          ---------------------------
1.3(c).

          Duplicate Properties: has the meaning specified in Section 1.3(c).
          --------------------

          Eligible Right of Entry: means (i) a valid, lawful, binding and
          -----------------------
enforceable written agreement in favor of Phonoscope or one of the Companies to provide video programming delivery service to one or more MDUs on an exclusive basis; (ii) contracts that previously qualified under clause (i) that have expired without termination of service, notice of termination or nonrenewal or commencement of service at such property by any other video services provider and to which service is then being provided at Closing; (iii) current subscriber agreements (including terms and conditions contained in work orders) with residents of single family subdivisions; (iv) current subscriber agreements (including terms and conditions contained in work orders) with restaurants; (v) up to three contracts representing not more than 500 units entered into prior to January 1, 1997 that would qualify under clause (i) except that they are not exclusive; and (vi) a Bulk Contract for the provision of service to the Glenchester Hotel or the Super 8 Motel.

          Employee Liabilities: has the meaning specified in Section 5(a).
          --------------------

          Employee List: has the meaning specified in Section 5(b).
          -------------

          Environmental Laws: has the meaning specified in Section 7.9.
          ------------------

            Equivalent Basic Unit and EBU:  means:
            -----------------------------

                (a) the number of Basic Subscribers

          plus: (b) a number of subscriber equivalents computed by dividing the Bulk Revenue from Bulk Contracts for the 30-day period ending three (3) business days prior to the date of computation.

                    (i) in the case of Bulk Revenue from Bulk Contracts of Phonoscope, Ltd., and Phonoscope Entertainment, Inc. by $22.95; or

                    (ii) in the case of Bulk Revenue from Bulk Contracts of Bay
                         Area Cable Television, Inc., by $19.95;

          plus: (c) a number of subscriber equivalents computed by dividing
                    Restaurant Revenue for the 30-day period ending three (3) business days prior to the date of computation by $22.95.

          less: (d) the Camden Subscriber Equivalents.

                (e) For the purposes of computing the number of EBU, with respect to all subscribers, the video programming services shall have been installed at the subscriber's property not less than three (3) business days prior to Closing. Additionally, all such subscribers shall have paid or in the case of a subscription received not more than forty-five (45) days prior to Closing, be obligated to pay the Company's standard deposit and installation fees, if any, for such services, (in accordance with the Company's ordinary business practices, it being understood that Company runs promotional specials from time to time, consistent with industry practice, in which installation fees are sometimes waived and other one-time special benefits offered).

                (f) There shall be excluded from the calculation of EBU the subscribers and bulk revenues under contracts otherwise satisfying the provisions of the definition provided for herein that were signed by Phonoscope or one of the Companies after January 1, 1997 with property owners and subscribers in properties that were receiving cable services from Buyer or any of its affiliates on or after October 1, 1996.

               (g) There shall be included in the calculation of EBU the subscribers and Bulk Revenues from contracts otherwise satisfying the provisions of the definitions provided for herein that were signed by Buyer or any of its affiliates after January 1, 1997 with property owners and subscribers in properties that were receiving cable services from Phonoscope or one of the Companies on or after October 1, 1996 under an Eligible Right of Entry and (i) are no longer so receiving such services (other than those which service was disconnected due to a default by Phonescope or one of the Companies) and (ii) which are receiving cable services from Buyer at Closing.

          ERISA: means the Employee Retirement Income Security Act of 1974, as
          -----
amended.

          Excluded Properties: has the meaning specified in Section 1.3(c).
          -------------------

          Exclusive Transaction: has the meaning specified in Section 6.8.
          ---------------------

          Expanded Basic Revenue: means the additional gross programming
          ----------------------
revenues received from those Bulk Basic Subscribers who additionally subscribe directly from Phonoscope or any of the Companies for an expanded tier of programming service (other than a "pay" or "premium" programming service) in respect of the monthly programming fees (excluding installation fees, service call fees, decoder rentals, late fees and fees for "par" or "premium" services) for such expanded tier, and for which the accounts are not more than 60 days past due and for which the standard deposit and installation fees for such services (in accordance with the ordinary practices of the Business) have been paid for at least one full month prior to the Closing.

          Expenses: has the meaning specified in Section 10.1(a).
          --------

          Ex-Subscribers: has the meaning specified in Section 1.5.
          --------------

          FCC: means the Federal Communications Commission or any successor
          ---
thereto.

          FCC Applications: has the meaning specified in Section 7.20.
          ----------------

          FCC Licenses: has the meaning specified in Section 7.19.
          ------------

          General and Indemnity Escrow Aqent: has the meaning specified in
          ----------------------------------
Section 2.3.

          General and Indemnity Escrow Agreement: has the meaning specified in
          --------------------------------------
Section 2.3.

          GAAP: means United States generally accepted accounting principles
          ----
consistently applied throughout the period or periods in question.

          Governmental Body: means any government or any political subdivision
          -----------------
thereof, whether federal, state, local or foreign, any agency, instrumentality or authority thereof (including, without limitation, the FCC), and any court or arbitrator (public or private).

          Indebtedness: means, with respect to any Person, (a) all indebtedness
          ------------
of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (c) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (d) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (e) all Indebtedness of others referred to in clauses (a) through (d) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through any agreement or arrangement, and (f) all Indebtedness referred to in clauses (a) through (d) above secured by any Lien on property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

          Indemnified Taxes:  means any Taxes paid or payable by Buyer or any
          -----------------
person with whom Buyer pays Taxes on a consolidated, combined, or similar basis with respect to any taxable year or period of the Companies or predecessor entities of the Companies which ends on or before the Closing Date, including any tax liability of the Companies or the Sellers which arises as a result of the transactions contemplated by this Agreement. Indemnified Taxes also includes any Taxes paid or payable by Buyer or any person with whom Buyer pays Taxes on a consolidated, combined, or similar basis with respect to any taxable year or period of the Companies which begins before and ends after the Closing Date, to the extent such Taxes are attributable to the activities of the Companies or the Sellers on or before the Closing Date, including any tax liability of the Companies or the Sellers which arises as a result of the transactions contemplated by this Agreement but only to the extent such liability is not reflected as a liability on the Closing Statement.

          Internal Revenue Code:  means the Internal Revenue Code of 1986, as
          ---------------------
amended, and the rules and regulations promulgated thereunder.

          Liabilities:  means any and all debts, liabilities and obligations,
          -----------
whether accrued or fixed, absolute or contingent, matured or unmatured or determined or undetermined, including, without limitation, those arising under any law, rule or regulation of any Governmental Body (including, without limitation, Indemnified Taxes), those arising under any contract, agreement, arrangement, commitment or undertaking or those to or in respect of employees or leased employees of the Company and includes, without limitation, the Assumed Liabilities and the Excluded Liabilities.

          Liabilities for Programming Fees:  means all amounts which are clearly
          --------------------------------
and manifestly owing to a program provider and which are (i) amounts evidenced by invoices from programming providers, (ii) all amounts due to program providers as shown on the program provider's books and records, (iii) all amounts arising from properties in which service has been activated (whether or not the program provider shall have received notice of such activation) and not yet paid to program providers, (iv) all amounts calculable with respect to a property by reference to the Company's subscriber reports to program providers for which the program provider's invoice shall not have been issued or for which the program provider's invoice shall have been issued but shall not have been paid or (v) all amounts arising from a claim by a program provider or from a program provider audit.

          Lien:  means any mortgage, pledge, security interest, encumbrance,
          ----
lien or charge of any kind, including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

          Losses:  has the meaning specified in Section 10.1(a).
          ------

          Material Adverse Effect:  means any circumstance, change in, or effect
          -----------------------
on, the Business, any of the Companies or the Assets (including the Purchased Assets) that, individually or in the aggregate with any other circumstances, changes in, or effects on, the Business, any of the Companies or the Assets (including the Purchased Assets): (a) is, or could be, materially adverse to the business, operations, assets or Liabilities (including, without limitation, contingent Liabilities), employee relationships, customer or supplier relationships, prospects, results of operations or the condition (financial or otherwise) of the Business or the Assets (including the Purchased Assets) or (b) could materially adversely affect the ability of Buyer or the Companies to operate or conduct the Business in the manner in which it is currently operated or conducted by the Sellers and the Companies.

          MDUs:  means, collectively, multiple dwelling units (comprising high-
          ----
rise and low-rise apartment, condominium and cooperative complexes, town-house developments, mobile home parks and congregate care and other similar facilities, which contain 25 or more dwelling units in a single structure).

          Network Separation Escrow Agreement:  means the agreement to be
          -----------------------------------
entered into at the Closing by Buyer and Sellers in the form attached hereto as Exhibit C.

          Network Separation Escrow Amount:  has the meaning specified in
          --------------------------------
Section 2.5(a).

          Non-Competition Agreement:  means the agreement to be entered into at
          -------------------------
the Closing by Buyer and each of the Sellers in the form attached as Exhibit E.

          Notice:  has the meaning specified in Section 10.6.
          ------

          Officer's Certificate:  means as to any Person, a certificate of its
          ---------------------
president, vice president, chief financial officer, treasurer or controller or, in the case of a partnership or limited liability company, an equivalent officer of a general partner or manager or an individual general partner or manager, or in the case of an individual, such Person himself.

          OpTel:  has the meaning specified in the introduction.
          -----

          OpTel Indemnified Parties:  has the meaning specified in Section
          -------------------------
10.1(a).

          PBGC:  means the Pension Benefit Guaranty Corporation established
          ----
pursuant to Section 4002 of ERISA, or any successor entity thereto.

          Permitted Liens:  means Purchase Money Security Interests, landlord's
          ---------------
liens, mechanics' liens, repairmen's liens and other similar liens, if any, that do not materially detract from the value of the property subject thereto or materially interfere with the manner in which it is currently being used in the Business, or materially impair the operations of the Business, and Taxes, general and special assessments not in default without penalty or interest and Liens to secure Capitalized Lease Obligations to the extent they exist on the date hereof.

          Person:  means an individual, partnership, joint venture, corporation,
          ------
limited liability company, trust or other entity or any Governmental Body or subdivision, agency, commission or authority thereof.

          Pole Owners:  has the meaning specified in Section 4.2.9.
          -----------

          Purchase Money Debt:  means debt of Phonoscope or any of the Companies
          -------------------
incurred to finance an acquisition of assets which is secured by a Purchase Money Security Interest.

          Purchase Money Security Interest:  means a purchase money security
          --------------------------------
interest within the meaning of Section 9-107 of the Uniform Commercial Code, as in effect on the date hereof.

          Purchase Price:  has the meaning specified in Section 1.1.
          --------------

          Purchased Assets:  means all the assets, business and operations of
          ----------------
the Business held by Phonoscope, including; without limitation:

          (i) the assets and operations referred to in the information memorandum dated April 17, 1996 prepared by CEA (except for changes in the ordinary course of business since such time);

          (ii) all franchises, licenses, permits, real property rights and assessments held or pending, except for the Phonoscope Houston franchise;

          (iii) all MDU and single-family residential right of entry and customer contracts including, without limitation, those listed in Schedule 9.1;

          (iv) the Phonoscope and Bay Area Cable Television head ends, the material components of which are described on Schedule 7.5(d);

          (v)       all vehicles, and inventory of spare parts described in
                    Schedule 9.1, technical and test equipment, receivables and other current assets (other than cash), systems, computers, office equipment, books and records related to the Business;

          (vi) the Phonoscope "Entertainment Business" fiber network ("Conveyed Network"), a fiber optic network having a backbone mileage of not less than 1,100 fiber miles, the main backbone of which is outlined on the map included in Schedule 9.1 and otherwise is described in Schedule 9.1, and which consists of (without limitation)

                    (a) all fiber, coaxial cable and other cable and wiring, electronic equipment, strand, pole and other attachments, amplifiers, optical receivers, active and passive devices on the Category I Segments and Category II Segments (as such segments are identified on the map included in Schedule 9.1 and including fiber, cable, strand and wiring from the segments on such maps to the residential buildings and customers to the extent owned by Phonoscope);

                    (b) the particular fibers enumerated in Schedule 9.1 in fiber sheathes (bundles) retained by Phonoscope on the Category III Segments, together with the right to use, in common with Phonoscope, all electronic equipment, all strand, pole and other attachments, amplifiers, optical receivers, active and passive devices; and

                    (c) all fiber, coaxial cable and other cable and wiring, electronic equipment, strand, pole and other attachments, amplifiers, optical receivers, active and passive devices (including Sellers interest in wiring and other assets located at MDU locations) that link the network assets listed in clauses (a) and (b) above to properties and customers serviced by the Business;

          (vii) hotel, motel and restaurant CATV contracts and customers in suburban areas of greater Houston (not including CATV contracts and customers in office buildings in greater

                    Houston and not including the Lancaster Hotel);

          (viii) all strands and pole attachment rights in the Common Strand Segment.

Notwithstanding the aforesaid, the Purchased Assets shall not include any assets or customer relationships described in Schedule 9.2 hereto.

          Recent Subscribers:  has the meaning specified in Section 1.5.
          ------------------

          Relevant Program Provider: means any programming provider that is or
          -------------------------
shall have at any time during the past three years provided programming to Phonoscope or any of the Companies.

          Reports:  has the meaning specified in Section 7.21.
          -------

          Required Consents:  has the meaning specified in Section 4.2.9.
          -----------------

          Restaurant Revenue:  means the monthly basic service revenue and the
          ------------------
monthly revenue derived from recurring bulk arrangements for premium services (excluding installation fees, service call fees, additional outlet fees, decoder rentals, late fees, returned check fees and fees for premium or "pay" services other than premium services that are incorporated in the regular, monthly programming purchased by a Restaurant Subscriber), received from Restaurant Subscribers.

          Restaurant Subscriber:  means a restaurant currently served pursuant
          ---------------------
to an Eligible Right of Entry that, as of the date of determintion, is an active subscriber to not less than Standard Cable Package offered by Phonoscope or one of the Companies, whose account is not more than 60 days past due.

          Retained Businesses:  means (i) Phonoscope's residential and
          -------------------
commercial Internet access, videoconferencing or "Phonoscope" videophone business; (ii) Phonoscope's businesses of providing switched or unswitched data and voice transmission services to business; (iii) Phonoscope's business of providing cable television services to hospitals, businesses at locations in office buildings and the Lancester Hotel in Houston; or (iv) the right to use the "Phonoscope" name.

          Rights of Entry:  means valid, lawful, binding and enforceable written
          ---------------
agreements in favor of Phonoscope's or any of the Companies to provide exclusive video programming delivery service to one or more MDUs.

          Seller:  has the meaning specified in the introduction.
          ------

          Seller Indemnified Parties:  has the meaning specified in Section
          --------------------------
10.1(b).

          Sellers' Accountants:  means the accounting firm of Nelson & Nelson.
          --------------------

          Services and Cooperation Agreement:  means the agreement to be entered
          ----------------------------------
into at the Closing by Buyer and Phonoscope in the form attached hereto as Exhibit G.

          Shares:  has the meaning specified in the Recitals.
          ------

          Solvent:  means, with respect to any Person on a particular date, that
          -------
on such date (a) the fair value of the property of such Person is greater than the total amount of Liabilities, including, without limitation, contingent Liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable Liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or Liabilities beyond such Person's ability to pay as such debts and Liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital.

          Standard Cable Package:  means the services sold by Phonoscope or any
          ----------------------
of the Companies for basic cable channels and/or services and equipment, but excluding premium channels, deposits, installation fees or premium discounts. The Standard Cable Package for the customers of Phonoscope includes the programming listed in Exhibit H attached hereto made a part hereof for all purposes, and the Standard Cable Package for Customers of each of the Companies includes the programming listed in Exhibit I hereto.

          Standard Costs:  has the meaning specified in Section 1.3(b).
          --------------

          Sublease:  means the sublease to be entered into at the Closing by
          --------
Buyer and Phonoscope in the form attached hereto as Exhibit J.

          Subsidiary:  means, as to any Person, a corporation or other Person of
          ----------
which shares or similar securities having voting power to elect a majority of the board of directors or other managers are at the time owned, directly or indirectly, through one or more intermediaries, by such Person.

          Tax or Taxes:  means any and all taxes, fees, levies, duties, tariffs,
          ---    -----
imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, capital, gains, capital gains, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth and alternative minimum taxes; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs, and similar charges.

          Tax Authority:  means any federal, state, local or foreign taxing
          -------------
authority, court, or tax administrative body.

          Tax Proceeding:  means an examination, investigation, audit, hearing,
          --------------
or other proceeding conducted by a Tax Authority regarding a Tax Return. A Tax Proceeding also includes a proceeding in federal Tax Court and a state or local administrative proceeding.

          Tax Return:  means any tax return or other tax reporting document
          ----------
filed or required to be filed by or on behalf of the Companies with a Tax Authority which relates to Indemnified Taxes.

          Upgrade:  has the meaning specified in Section 1.3(b).
          -------

          WARN:  Worker Adjustment and Retraining Notification Act of 1988, as
          ----
amended.

     10.  MISCELLANEOUS
          -------------

          10.1  Indemnification.  (a)  The Sellers jointly and severally shall
                ---------------
indemnify and hold Buyer, each of the Companies and their respective directors, officers, employees, affiliates, agents, successors and assigns (collectively, the "OpTel Indemnified Parties") harmless from and against any and all losses, liabilities, obligations, damages, claims, deficiencies, costs and expenses ("Losses") based upon, attributable to or resulting from or arising out of:
(i) the Excluded Liabilities; (ii) any misrepresentation or breach of representation or warranty made by the Sellers herein; (iii) breach or non fulfillment of any agreement or covenant on the part of the Sellers under this Agreement or any of the agreements contemplated hereby (which shall include, but not be limited to, any dispute as to the accuracy of the Closing Statement described in Section 1.4); (iv) all Indemnified Taxes, (v) any and all Losses arising from or relating to any violations of the Copyright Act prior to the Closing and (vi) any and all notices, actions, suits, proceedings, demands, assessments, judgments, costs, penalties and expenses, including attorneys' and other professionals' fees (including, without limitation, reasonable attorneys' and other professionals' fees and expenses incurred in any action or proceeding between the parties hereto or between any party hereto (if such party is the prevailing party) and a third party, if such matter is subject to the indemnification provisions of this Article 10) and charges incurred in connection with the investigation, defending or preparing to defend the foregoing (collectively, "Expenses").

                (b) Buyer shall indemnify and hold the Sellers and their respective directors, officers, shareholders, employees, heirs, executors, administrators, affiliates, agents, successors and assigns (collectively, the "Sellers Indemnified Parties") harmless from and against any and all Losses based upon, attributable to or resulting from (i) any misrepresentation, breach of representation or warranty made by Buyer herein, (ii) any breach or non-fulfillment of any covenant or agreement on the part of Buyer under this Agreement or any of the agreements contemplated hereby, (iii) any Assumed Liabilities and (iv) any and all Expenses incident to the foregoing.

                (c) Except as set forth below, an indemnifying party may be liable for Losses arising under Section 10.1(a) (ii) or 10.1(b) (i) only if written notice of a claim for indemnity in respect of such subject matter is given to the indemnifying parties on or prior to the second anniversary of the Closing Date (except that (i) such day shall be the day of expiration of the applicable statute of limitations in respect of breaches of the representations and warranties in Section 7.6, (ii) such day shall be the later of the second anniversary of the Closing Date or 180 days after the indemnified party has discovered facts or circumstances that indicate a reasonable likelihood that a breach of the representations and warranties set forth in Sections 7.1, 7.5, 8.1 and 8.2 has occurred and (iii) other than the time limits for accrual of a cause of action under applicable law, there shall be no time limit on the ability of any party to bring a claim for any loss arising from intentional misrepresentation or fraud).

          10.2  Indemnification Procedures, Determination of Damages,
                -----------------------------------------------------
Limitations and Related Matters.  (a)  In the event that any legal proceedings,
-------------------------------
including, without limitation, any Tax Proceeding, shall be instituted or that any claim or demand ("Claim") shall be asserted by any Person in respect of which indemnity may be sought under Section 10.1(a) or Section 10.1(b), the indemnified party shall reasonably and promptly cause written notice of the assertion of any Claim of which it has knowledge which is subject to such indemnity to be forwarded to the indemnifying party; provided, however, that the
                                                     --------  -------
failure to notify the indemnifying party shall not affect the indemnifying party's obligation hereunder except to the extent of actual prejudice. The indemnifying party shall have the right, at its sole option and expense, to be represented by counsel of its choice, which shall be satisfactory to the indemnified party in the reasonable exercise of its discretion. In the event the indemnifying party is any or all of the Sellers and he (or they) acknowledges in writing his obligation to indemnify the OpTel Indemnified Parties against any Losses that may result from such Claim, and if such Claim is for monetary damages only and the defense of such Claim by such Seller or Sellers will not, in the judgment of Buyer, otherwise materially adversely impact the Business, the Company or any OpTel Indemnified Party in any manner whatsoever, then

(and under no other circumstances) such Seller or Sellers shall have the right to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder; provided, however,
                                                     --------  -------
that no settlement shall be made without the prior written consent of Buyer, which shall not unreasonably withhold or delay its consent. In the event the indemnifying party is Buyer and Buyer acknowledges in writing its obligation to indemnify the Sellers Indemnified Parties against any Losses that may result from such Claim, and if such Claim is for monetary damages only and the defense of such Claim by the Buyer will not, in the judgment of the Sellers, otherwise materially adversely impact any Sellers Indemnified Party in any manner whatsoever, then (and under no other circumstances) Buyer shall have the right to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder; provided, however, that no
                                                     --------  -------
settlement shall be made without the prior written consent of the Sellers, which shall not unreasonably withhold or delay their consent. If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses subject to indemnity hereunder, it shall within 15 Business Days (or sooner, if the nature of the Claim so requires) notify the indemnified party of its intent to do so. If the indemnifying party shall not be entitled to, or elects not to, defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses subject to indemnity hereunder, fails to notify the indemnified party of its election as herein provided or contests its obligation to provide indemnity hereunder, the indemnified party may defend against, negotiate, settle or otherwise deal with such Claim. If the indemnified party defends any Claim, then the indemnifying party shall periodically reimburse the indemnified party for the expenses of defending such Claim promptly following submission of invoices therefor. The indemnified party may not settle any Claim without the prior written consent of the indemnifying party, which shall not unreasonably withhold or delay its consent. If the indemnifying party shall assume the defense of any Claim, the indemnified party may participate, at its own expense, in the defense of such Claim; provided, however, that the indemnified party shall be entitled
               --------  -------
to participate in any such defense with separate counsel, at the expense of the indemnifying party, if (i) requested by the indemnifying party so to participate or (ii) in the reasonable opinion of counsel to the indemnified party a conflict or potential conflict exists between the indemnified party and the indemnifying party that would make such separate representation advisable; and provided, further, that the indemnifying party
                              --------  -------
shall not be required to pay for more than one such counsel for all indemnified parties in connection with any Claim. The parties agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Claim.

               (b) After any final judgment or award shall have been rendered by a court, arbitration panel or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or any indemnified party shall have paid or experienced Losses for which an indemnified party shall be entitled to indemnification under Section 10.1(a) or Section 10.1(b) or the indemnified party and the indemnifying party shall have arrived at a mutually binding agreement with respect to a Claim, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant hereto with respect to such matter and the indemnifying party shall be required to pay all of the sums so due and owing to the indemnified party as described below.

               (c) The OpTel Indemnified Parties shall not be deemed to have notice of any Claim by virtue of knowledge acquired on or prior to the Closing Date by an employee of either the Sellers or any of the Companies.

               (d) Except as described in clause (e) below, indemnity payments for Losses due to an indemnified party under this Section 10.2 shall be made by wire transfer of immediately available funds to an account designated by the indemnified party, within five business days after the date of the notice referred to in Section 10.2(b).

               (e) If, pursuant to Section 2.3 and the General and Indemnity Escrow Agreement, the Indemnity Escrow Amount and/or the General Escrow Amount is available to Buyer to satisfy any claim for indemnification hereunder, and
(i) the Sellers shall not have objected to the amount claimed by the OpTel Indemnified Parties for indemnification with respect to any Loss in accordance with the procedures set forth in the General and Indemnity Escrow Agreement or
(ii) the Sellers shall have delivered notice of its disagreement as to the amount of any indemnification requested by the OpTel Indemnified Parties and either (A) the Sellers and Buyer shall have, subsequent to the giving of such notice, mutually agreed that the Sellers is obligated to indemnify the OpTel Indemnified Parties for a specified amount and shall have so jointly notified the General and Indemnity Escrow Agent or (B) a final, nonappealable order of a court pursuant to Section 10.9 by the OpTel Indemnified Parties for indemnification from the Sellers and the General and Indemnity Escrow Agent shall have received, in the case of clause (A) above, written instructions from the Sellers and Buyer or, in the case of clause (B) above, a copy of the final nonappealable judgment of the court, then the General and Indemnity Escrow Agent shall deliver to the OpTel Indemnified Parties from the Indemnity Escrow Amount or the General Escrow Amount, as the case may be, any amount determined to be owed to the OpTel Indemnified Parties under this Section 10.2 in accordance with the General and Indemnity Escrow Agreement and upon depletion of the Indemnity Escrow Amount or the General Escrow Amount, as the case may be, the provisions of Section 10.2(d) shall apply to any additional amounts due Buyer under Section 10.1 and 10.2. The lack of availability of the Indemnity Escrow Amount or the General Escrow Amount, or Buyer's decision not to make a claim against either or both of the Indemnity Escrow Amount or the General Escrow Amount, shall not limit any claims for indemnification by Buyer under this Agreement.

          10.3  Amendments.  This Agreement may not be amended except in a
                ----------
writing signed by, or on behalf of, all parties hereto.

          10.4  Survival of Representations and Warranties.  All representations
                ------------------------------------------
and warranties contained herein or made in writing by or on behalf of any party hereto in connection herewith shall survive the Closing for the periods specified in Section 10.1(c) regardless of any investigation made by Buyer or on its behalf.

          10.5  Successors and Assigns.  All covenants and agreements in this
                ----------------------
Agreement contained by or on behalf of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties, whether so expressed or not. This Agreement shall not be assignable by any party hereto without the prior consent of the other party, provided, however, that OpTel
                                              --------  -------
may assign any part or all of its
interest under this Agreement to any wholly-owned Subsidiary, in which case, both OpTel and such Subsidiary shall be jointly and severally liable for all obligations so assigned.

          10.6  Notices; Sellers' Representative   (a)  All notices, consents,
                --------------------------------
instructions and other communications required or permitted under this Agreement (collectively, "Notice") shall be effective only if given in writing and shall be considered to have been duly given when (i) delivered by hand, (ii) sent by telecopier (with receipt confirmed), provided that a copy is mailed (on the same date) by certified or registered mail, return receipt requested, postage prepaid, or (iii) received by the addressee, if sent by Express Mail, Federal Express or other reputable express delivery service (receipt requested), or by first class certified or registered mail, return receipt requested, postage prepaid. Notice shall be sent in each case to the appropriate addresses or telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may from time to time designate as to itself by notice similarly given to the other parties in accordance herewith, which shall not be deemed given until received by the addressee). Notice shall be given:

          (1)  to Buyer at:

               OpTel, Inc.
               1111 West Mockingbird Lane
               Dallas, Texas 75247
               Attn:  General Counsel
               Telecopier: (214) 634-3889

     copy to:  Kronish, Lieb, Weiner & Hellman LLP
               1114 Avenue of the Americas
               New York, New York 10036-7798
               Attn:  Eric Simonson, Esq.
               Telecopier: (212) 479-6275

          (2)  to the Sellers (or any of them) at:

               Phonoscope, Ltd.
               6105 Westline Drive
               Houston, Texas 77036
               Attn:  Lee Cook
               Telecopier: (713) 271-4334

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

     copy to:  Barlow, Todd, Jordan & Oliver, LLP
               17225 El Camino Real
               Suite 400
               Houston, Texas  77058
               Attn:  Bill A. Todd, Jr.
               Telecopier:  (214) 488-6832

          (b) Each Seller and the General Partner hereby irrevocably constitutes and appoints Cook as its true and lawful agent and attorney-in-fact with full power and authority to act, including full power of substitution, in its name and on its behalf with respect to all matters arising from or in any way relating to this Agreement or the transactions contemplated hereby, including, without limitation, to do all things and to perform all acts required or deemed advisable, in his sole discretion, in connection with the transactions contemplated by this agreement as fully as each Seller or the General Partner could if then personally present and acting alone. Without limitation, (i) any Notice or other delivery (including any delivery of any portion of the Purchase Price) validly delivered to Cook shall be deemed to have been validly delivered to each of the Sellers and the General Partner, (ii) any waiver of any provision of this Agreement or consent, or compromise of any claim arising from or relating to this Agreement, by Cook shall be binding upon each and every Seller and the General Partner, and (iii) Cook is hereby authorized to execute for and on behalf of each Seller and the General Partner (x) any amendment to this Agreement or (y) any agreement contemplated hereby. Buyer shall be entitled to rely (without investigation) on any action taken by Cook as being taken by Cook for himself and on behalf of each of the Sellers and the General Partner, and fully authorized by each of the Sellers and the General Partner. This appointment of agency and this power of attorney is coupled with an interest and shall be irrevocable and shall not be terminated by any Seller or the General Partner or by operation of law, whether by the death or incapacity of any Seller that is a natural person, the termination of any trust or estate, the dissolution, liquidation or bankruptcy of any corporation, partnership or other entity or the occurrence of any other event, and any action taken by Lee Cook shall be as valid as if such death, incapacity, termination, dissolution, liquidation, bankruptcy or other event had not occurred, regardless of whether or not Cook shall have received any notice thereof. Except as otherwise expressly provided in

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

this Agreement the Sellers shall be jointly and severally liable for all obligations of the Sellers (or any of them) under this Agreement. Cook shall indemnify, defend and hold harmless the OpTel Indemnified Parties from and against all Losses arising out of or relating to any dispute among the Sellers and the General Partner or any challenge by any Seller other than Cook or the General Partner to the validity, propriety or enforceability of any action taken by Cook pursuant to the powers granted to Cook by this Section 10.6(b).

          10.7  Descriptive Headings.  The descriptive headings of the several
                --------------------
Sections and paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          10.8  GOVERNING LAW.  THIS AGREEMENT IS BEING DELIVERED AND IS
                -------------
INTENDED TO BE PERFORMED IN THE STATE OF TEXAS, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY THE LAW OF SUCH STATE APPLICABLE TO CONTRACTS ENTERED INTO AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

          10.9  SUBMISSION TO JURISDICTION; VENUE.  EACH PARTY HERETO
                ---------------------------------
IRREVOCABLY CONSENTS AND AGREES THAT ANY LEGAL ACTION, SUIT OR PROCEEDING AGAINST IT WITH RESPECT TO ITS OBLIGATIONS OR LIABILITIES UNDER OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT BY SUCH PARTY ONLY IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS SITTING IN THE CITY OF HOUSTON OR, IN THE EVENT (BUT ONLY IN THE EVENT) SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH ACTION, SUIT OR PROCEEDING, IN THE COURTS OF THE STATE OF TEXAS SITTING IN THE CITY OF HOUSTON, AND EACH PARTY HEREBY IRREVOCABLY ACCEPTS AND SUBMITS TO THE JURISDICTION OF EACH OF THE AFORESAID COURTS IN PERSONAM, WITH RESPECT TO ANY SUCH ACTION, SUIT OR PROCEEDING (INCLUDING,
               -------
WITHOUT LIMITATION, CLAIMS FOR INTERIM RELIEF, COUNTERCLAIMS, ACTIONS WITH MULTIPLE DEFENDANTS AND ACTIONS IN WHICH SUCH PARTY IS IMPLED). EACH PARTY IRREVOCABLY WAIVES ANY RIGHT THAT IT MAY HAVE TO A JURY TRIAL IN ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO, OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

          10.10  Entire Agreement.  This Agreement and the other writings
                 ----------------
referred to herein or delivered pursuant hereto contain the entire agreement among the parties with respect to the

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

subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto including, without limitation, the Summary of Terms dated January 15, 1997, the letter agreement, dated April 21, 1995 between CEA and buyer (other than the provisions regarding payment of fees to CEA, which shall survive) and the Confidentiality Agreement, dated May 6, 1994, between CEA and Vanguard Communications, Inc. Nothing in this Agreement is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the Sellers and the Buyer and their respective successors and permitted assigns.

          10.11  Severability.  Any provision of this Agreement that is
                 ------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          10.12  Public Announcement.  Neither Buyer on the one hand, nor any of
                 -------------------
the Sellers or the Companies on the other hand, nor any of their respective officers, directors or advisors shall make any public announcement or report with respect to this Agreement or its subject matter, without the prior written consent of Buyer and the Sellers unless (and only to the extent) such announcement or report is necessary to comply with legal requirements or to bring about the consummation of the Closing.

          10.13  Expenses.  Except as expressly provided in this Agreement, each
                 --------
party hereto agrees to pay its cash expenses, including the fees and disbursements of its own advisors and counsel.

          10.14  Confidentiality.  Each of the Sellers and the General Partner
                 ---------------
agrees to, and shall cause its agents, representatives, Affiliates and employees to: (i) treat and hold as confidential (and not disclose or provide access to any Person to) all information relating to trade secrets, processes, intellectual property applications, product development, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of client, customer, subscriber and consultant contracts and agreements, operations methods, product development techniques, business acquisition plans, new personnel acquisition plans and all other confidential information with respect to the Business and the Companies, (ii) in the event that any of the Sellers or any such agent, representative, Affiliate or employee becomes legally compelled to disclose any such information, provide Buyer with prompt written notice of such requirement so that Buyer may seek a protective order or other remedy or waive compliance with this Section 10.14, (iii) in the event that such protective order or other remedy is not obtained, or Buyer waives compliance with this Section 10.14, furnish only that portion of such confidential information which is legally required to be provided and exercise its best efforts to obtain assurances that confidential treatment will be accorded such information, and (iv) promptly furnish (prior to, at, or as soon as practicable following, the Closing) to Buyer any and all copies (in whatever form or medium) of all such confidential information then in the possession of the Sellers or any of their respective agents, representatives, Affiliates or employees, and destroy any and all additional copies then in the possession of the Sellers or the General Partner or any of their respective agents, representatives, Affiliates or employees of such information and of any analyses, compilations, studies or other documents prepared, in whole or in part, on the basis thereof; provided, however, that this sentence shall not apply to any information that,
--------  -------
at the time of disclosure, is available publicly and was not disclosed in breach of this Agreement by any of the Sellers or the General Partner, their respective agents, representatives, Affiliates or employees. Each Seller and the General Partner agrees and acknowledges that remedies at law for any breach of its obligations under this Section 10.14 are inadequate and that in addition thereto Buyer shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach.

          10.15  No Consequential Damages.  In no event shall any party to this
                 ------------------------
Agreement be liable to any other party for any consequential, punitive or speculative damages (including but not limited to damages for lost profits).

          10.16  Counterparts.  This Agreement may be executed in multiple
                 ------------
counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

          10.17  No Solicitation or Negotiation.  Each Seller and the General
                 ------------------------------
Partner agrees that between the date of this Agreement and the earlier of (i) the Closing and (ii) the termination of this Agreement, none of the Sellers, the General Partner, any of the Companies or any of their respective Affiliates, officers, directors, representatives or agents will (a) solicit, initiate, consider, encourage or accept any other proposals or offers from any Person (i) relating to any acquisition or purchase of all or any portion of the capital stock or other equity interests of any of the Companies or assets of any of the Companies or any of the Purchased Assets, (ii) to enter into any business combination or (iii) to enter into any other extraordinary business transaction involving or otherwise relating to the Business or the Assets or (b) participate in any discussions, conversations, negotiations or other communications regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way, assist or participate in facilitate or encourage any effort or attempt by any other Person to seek to do any of the foregoing. The Sellers immediately shall, and shall cause each of the Companies to, cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons conducted heretofore with respect to any of the foregoing. The Sellers and the General Partner shall notify Buyer promptly if any such proposal or offer, or any inquiry or other contact with any Person with respect thereto, is made and shall, in any such notice to Buyer, indicate in reasonable detail the identity of the Person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or other contact. Each Seller and the General Partner agrees not to, and agrees to cause each of the Companies not to, without the prior written consent of Buyer, release any Person from, or waive any provisions of, any confidentiality or standstill agreement to which any Seller or any of the Companies is a party.

          10.18  Further Action.  Each of the parties hereto shall use all
                 --------------
reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable laws, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and consummate and make effective the transactions contemplated by this Agreement.

          IN WITNESS WHEREOF, the parties have executed, or caused to be executed, this Agreement as of the date first above written.

                    OPTEL, INC.


                    By:__________________________
                       Name:
                       Title:



                    PHONOSCOPE, LTD.



                    By:__________________________
                       Name:
                       Title:


                    PHONOSCOPE MANAGEMENT L.C.



                    By:__________________________
                       Name:
                       Title:


                    _____________________________
                    Lee Cook



                    LEE COOK FAMILY TRUST



                    By:__________________________
                       Lee Cook
                       Sole Trustee

                    _____________________________
                    Alton Cook



                    COMMUNICATIONS EQUITY ASSOCIATES
                      (for purposes of Section 10.10 only)


                    By:__________________________
                       Name:
                       Title: